SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

EXELIXIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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249 East Grand Avenue

P.O. Box 511

South San Francisco, CA 94083-0511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2009

To the Stockholders of Exelixis, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Exelixis, Inc., a Delaware corporation (“Exelixis”), will be held on Wednesday, May 13, 2009 at 8:00 a.m., local time, at Exelixis’ offices located at 210 East Grand Avenue, South San Francisco, CA 94083-0511 for the following purposes:

1.	To elect three Class I directors to hold office until the 2012 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 1, 2010.

3.	To approve an amendment to the Exelixis, Inc. 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”) to increase the number of shares of common stock reserved for issuance under the 2000 Purchase Plan by 5,000,000 shares. A copy of the 2000 Purchase Plan, as amended, is attached to the Proxy Statement accompanying this Notice as Appendix A.

4.	To approve the amendment and restatement of the Exelixis, Inc. 2000 Equity Incentive Plan (the “2000 Equity Plan”). A copy of the 2000 Equity Plan, as amended and restated, is attached to the Proxy Statement accompanying this Notice as Appendix B.

5.	To approve a proposed exchange of certain outstanding options for a reduced number of replacement stock options to be granted under the 2000 Equity Plan with an exercise price equal to the fair market value of Exelixis common stock at the time of the exchange.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 16, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 13, 2009 at 8:00 a.m., local time, at Exelixis’ offices located at 210 East Grand Avenue, South San Francisco, CA 94083-0511.

The proxy statement and annual report to stockholders are available at http://bnymellon.mobular.net/bnymellon/exel.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ JAMES B. BUCHER
JAMES B. BUCHER
Secretary

South San Francisco, California

April     , 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. YOU MAY ALSO BE ABLE TO SUBMIT YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. PLEASE REFER TO THE INFORMATION PROVIDED WITH YOUR PROXY CARD OR VOTING INSTRUCTION FORM FOR FURTHER INFORMATION.

PRELIMINARY COPY – SUBJECT TO COMPLETION

249 East Grand Avenue

P.O. Box 511

South San Francisco, CA 94083-0511

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Exelixis, Inc. (sometimes referred to as “we,” “us” or “Exelixis”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April     , 2009 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 16, 2009 will be entitled to vote at the Annual Meeting. On this record date, there were 106,383,931 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2009 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 16, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	election of three Class I directors to hold office until the 2012 Annual Meeting of Stockholders;

•	ratification of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 1, 2010;

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approval of an amendment to the Exelixis, Inc. 2000 Employee Stock Purchase Plan, or the 2000 Purchase Plan, to increase the number of shares of common stock reserved for issuance under the 2000 Purchase Plan by 5,000,000 shares;

•	approval of the amendment and restatement of the Exelixis, Inc. 2000 Equity Incentive Plan, or the 2000 Equity Plan; and

•

approval of a proposed exchange of certain outstanding options for a reduced number of replacement stock options to be granted under the 2000 Equity Plan with an exercise price equal to the fair market value of Exelixis common stock at the time of the exchange.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-866-540-5760 from the United States using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on May 12, 2009 to be counted.

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To vote on the Internet, go to http://www.proxyvoting.com/exel to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on May 12, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the proxy card. You must follow these instructions in order for your bank, broker or other agent to vote your shares per your instructions. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, many brokers and banks provide the means to grant proxies to vote shares by telephone and via the Internet. If your shares are held in an account with a broker or bank providing such a service, you may grant a proxy to vote those shares by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 16, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of each of the three Class I nominees for director, (ii) “For” the ratification of the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 1, 2010, (iii) “For” the amendment to our 2000 Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 5,000,000 shares, (iv) “For” the amendment and restatement of our 2000 Equity Plan, and (v) “For” the proposed exchange of certain outstanding options for a reduced number of replacement stock options to be granted under the 2000 Equity Plan with an exercise price equal to the fair market value of Exelixis common stock at the time of the exchange. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in the following ways:

Stockholder of Record: Shares Registered in Your Name

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Your proxy may be revoked by filing with the Secretary of Exelixis at our principal executive office, Exelixis, Inc., 249 East Grand Avenue, P.O. Box 511, South San Francisco, California 94083-0511, either (1) a written notice of revocation or (2) a duly executed proxy card bearing a later date.

•	Your proxy may also be revoked by granting a subsequent proxy by telephone or on the Internet (your latest telephone or Internet proxy is the one that is counted).

•	Your proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

•	If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank to revoke any prior voting instructions.

What is the deadline for submitting stockholder proposals for the 2010 Annual Meeting?

To be considered for inclusion in the 2010 proxy materials, your proposal must be submitted in writing by December 11, 2009 to Exelixis’ Secretary at Exelixis, Inc., 249 East Grand Avenue, P.O. Box 511, South San Francisco, California 94083-0511, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if our 2010 Annual Meeting of Stockholders is not held between April 13, 2010 and June 12, 2010, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

If you wish to submit a proposal or nominate a director at the 2010 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in our Bylaws, to Exelixis’ Secretary at Exelixis, Inc., 249 East Grand Avenue, P.O. Box 511, South San Francisco, California 94083-0511, to be received no earlier than the close of business on February 12, 2010, and no later than the close of business on March 14, 2010. However, if our 2010 Annual Meeting of Stockholders is not held between April 13, 2010 and June 12, 2010, then you must notify Exelixis’ Secretary, in writing, not earlier than the close of business on the 90th day prior to the date of the 2010 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 60th day prior to the date of the 2010 Annual Meeting of Stockholders or (ii) if we publicly announce the date of the 2010 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2010 Annual Meeting of Stockholders, the 10th day following the day that we first make such public announcement of the date of the 2010 Annual Meeting of Stockholders. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2010 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, our management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Withhold” and, with respect to Proposals 2, 3, 4 and 5, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Abstentions will be counted towards the vote total for Proposals 2, 3, 4 and 5 and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the three Class I nominees receiving the most “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ended January 1, 2010, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, the approval of an amendment to the 2000 Purchase Plan to increase the number of shares of common stock reserved for issuance under the 2000 Purchase Plan by 5,000,000 shares, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 4, the approval of the amendment and restatement of the 2000 Equity Plan, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 5, the approval of a proposed exchange of certain outstanding options for a reduced number of replacement stock options to be granted under the 2000 Equity Plan with an exercise price equal to the fair market value of Exelixis common stock at the time of the exchange, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Do I have dissenter’s rights?

We are organized as a corporation under Delaware law. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to any of the proposals set forth in this Proxy Statement and we will not independently provide the stockholders with any such rights.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 106,383,931 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

Will other matters be voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

What proxy materials are available on the Internet?

This Proxy Statement and our 2008 annual report to stockholders are available at http://bnymellon.mobular.net/bnymellon/exel.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors presently has ten members. There are three directors in Class I whose term of office expires in 2009. Each of the nominees for election to this class is currently a director of Exelixis who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2012 Annual Meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee of the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Class I Nominees for Election for a Three-Year Term Expiring at the 2012 Annual Meeting

Charles Cohen, Ph.D., age 58, has been a director since November 1995. Since May 2007, Dr. Cohen has been a managing director of Advent Healthcare Ventures, a venture capital firm. Currently, Dr. Cohen is the Chairman of the Supervisory Board of Cellzome AG, a post-genomics biotechnology company. From 2003 to 2007, Dr. Cohen was Vice President of Advent International, a global private equity firm. From 2000 to 2002, Dr. Cohen was the Chief Executive Officer of Cellzome AG. Prior to that, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was a director and its Chief Executive Officer from 1985 to 1995. Dr. Cohen serves on the board of directors of several private companies. Dr. Cohen has been the Chief Executive Officer of several companies. Dr. Cohen received his Ph.D. from New York University School of Medicine.

George Poste, D.V.M., Ph.D., age 64, has been a director since August 2004. Since February 2009, Dr. Poste has been the Chief Scientist at Complex Adaptive Systems Initiative and Regents’ Professor and Del E. Webb Distinguished Professor of Biology at Arizona State University. From May 2003 to February 2009, Dr. Poste served as the director of the Biodesign Institute at Arizona State University. Dr. Poste serves as the Chief Executive Officer of Health Technology Networks, a consulting company that specializes in the application of genomic technologies and computing in healthcare, since 1999. From 1992 to 1999, he was the Chief Science and Technology Officer and President, R&D of SmithKline Beecham Corporation, a pharmaceutical company. Dr. Poste serves on the Defense Science Board of the U.S. Department of Defense (and chairs the Task Force on Bioterrorism) and is a member of other organizations dedicated to advance the defense against bioweapons and biowarfare. Dr. Poste is also the Non-Executive Chairman of Orchid Biosciences, Inc., a DNA forensics company, and a member of the board of directors of Monsanto Company, a provider of agricultural products and solutions. Dr. Poste is a Fellow of the Royal Society, the UK Academy of Medical Sciences, Hoover Institution, Stanford University, and various other prestigious organizations and has been awarded honorary doctorates from several universities. Dr. Poste holds a D.V.M. in veterinary medicine and a Ph.D. in Virology from the University of Bristol, England.

Jack L. Wyszomierski, age 53, has been a director since February 2004. Since 2004, Mr. Wyszomierski has been the Executive Vice President and Chief Financial Officer of VWR International, LLC (“VWR”), a supplier of laboratory supplies, equipment and supply chain solutions to the global research laboratory industry. Mr. Wyszomierski will retire as Executive Vice President and Chief Financial Officer of VWR, effective June 30, 2009. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources, Inc. Mr. Wyszomierski holds a M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University.

The Board of Directors Recommends a Vote in Favor of Each Named Nominee.

Class II Directors Continuing in Office Until the 2010 Annual Meeting

Alan M. Garber, M.D., Ph.D., age 53, has been a director since January 2005. Dr. Garber has been the Henry J. Kaiser Jr. Professor and a Professor of Medicine at Stanford University since 1998. Dr. Garber is also a Professor (by courtesy) of Economics, Health Research and Policy, and of Economics in the Graduate School of Business at Stanford University. Dr. Garber is the Director of the Center for Primary Care and Outcomes Research at Stanford University School of Medicine, the Center for Health Policy at Stanford University and the Health Care Program of the National Bureau of Economic Research. He is a Senior Fellow at the Freeman Spogli Institute for International Studies at Stanford University and a staff physician at the VA Palo Alto Health Care System. Dr. Garber is a member of the Institute of Medicine, the American Society of Clinical Investigation, and the Association of American Physicians. Dr. Garber is on the editorial board of acclaimed scientific journals and has received numerous awards and honors. Dr. Garber holds an A.B. summa cum laude, an A.M. and a Ph.D., all in Economics from Harvard University, and an M.D. from Stanford University.

Vincent T. Marchesi, M.D., Ph.D., age 73, has been a director since May 2001. Since 1973, Dr. Marchesi has been a Professor of Pathology and Cell Biology at Yale University and, since 1991, the Director of the Boyer Center for Molecular Medicine at Yale University. In 1982, Dr. Marchesi co-founded Molecular Diagnostics, Inc., a diagnostic development company. Dr. Marchesi was formerly Chair of Pathology at the Yale-New Haven Hospital. Dr. Marchesi holds an M.D. from Yale University and a Ph.D. from Oxford University, and is a member of the National Academy of Sciences and the Institute of Medicine.

Carl B. Feldbaum, Esq., age 65, has been a director since February 2007. Mr. Feldbaum is also member of the board of directors of Actelion, Ltd, a biopharmaceutical company. Mr. Feldbaum is president emeritus of the Biotechnology Industry Organization (BIO), which represents more than 1,000 biotechnology companies, academic institutions and state biotechnology centers internationally. Mr. Feldbaum served as president of BIO from 1993 until his retirement in 2005. Prior to joining BIO, Mr. Feldbaum was chief of staff to Senator Arlen Specter of Pennsylvania. He also was president and founder of the Palomar Corporation, a national security “think tank” in Washington, D.C. Before founding Palomar Corporation, Mr. Feldbaum was assistant to the Secretary of Energy and served as the Inspector General for defense intelligence in the U.S. Department of Defense. Mr. Feldbaum received an A.B. in Biology from Princeton University and his J.D. from the University of Pennsylvania Law School.

Class III Directors Continuing in Office Until the 2011 Annual Meeting

Frank McCormick, Ph.D. FRS, age 58, has been a director since July 2003. Since 1998, Dr. McCormick has been Director of the University of California, San Francisco (UCSF) Helen Diller Family Comprehensive Cancer Center and he is currently the Associate Dean, School of Medicine, UCSF. Dr. McCormick is the David A. Wood Professor of Tumor Biology and Cancer Research in the Department of Microbiology and Immunology at UCSF as well as the E. Dixon Heise Distinguished Professor in Oncology. From 1992 to 1998, Dr. McCormick

was the founder and Chief Scientific Officer at Onyx Pharmaceuticals, Inc., a biotechnology company. From 1991 to 1992, he served as Vice President of Therapeutic Research at Chiron Corporation, a pharmaceutical company, and from 1981 to 1990, he served as Vice President of Discovery Research with Cetus Corporation, a biotechnology company. Dr. McCormick is on the editorial board of some of the most prestigious international cancer publications and serves as a board member or advisor to multiple cancer research organizations. Dr. McCormick currently serves as a member of the Exelixis, Inc. Scientific Advisory Board. Dr. McCormick was a Post-Doctoral Fellow with Dr. Allen Smith at the Imperial Cancer Research Fund in London, England, and with Professor Seymour S. Cohen at the State University of New York at Stony Brook. Dr. McCormick holds a B.S. in Biochemistry from the University of Birmingham, England and a Ph.D. in Biochemistry from the University of Cambridge, England.

Stelios Papadopoulos, Ph.D., age 60, a co-founder of Exelixis, has been a director since December 1994 and the Chairman of the Board since January 1998. Dr. Papadopoulos retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Incorporated, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. He joined PaineWebber in April 1987 from Drexel Burnham Lambert, where he was a Vice President in the Equity Research Department covering the biotechnology industry. Prior to Drexel, he was a biotechnology analyst at Donaldson, Lufkin & Jenrette. Before coming to Wall Street in 1985, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos is a member of the board of directors of Biogen Idec, Inc. He is a co-founder and member of the board of directors of Anadys Pharmaceuticals, Inc. and Cellzome, Inc. He is vice-chairman of the board of directors of BG Medicine, Inc., a privately-held life sciences company, a member of the board of directors of Joule Biotechnologies, Inc., a privately-held biotechnology company, and a member of the Board of Directors of Regulus, Inc., a privately-held biotechnology company. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke University Medical Center and a member of the board of directors of the National Marrow Donor Program. Dr. Papadopoulos holds a Ph.D. in Biophysics and an M.B.A. in Finance, both from New York University.

George A. Scangos, Ph.D., age 60, has served as a director and as Exelixis’ President and Chief Executive Officer since October 1996. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation, a pharmaceutical company, and was responsible for research, business and process development, manufacturing, engineering and quality assurance. Dr. Scangos is a member and Chairman of the board of directors of Anadys Pharmaceuticals, Inc., a member of the board of directors of Entelos, Inc. and a member of the board of directors of our former subsidiary, TaconicArtemis GmbH (previously known as Artemis Pharmaceuticals GmbH). Dr. Scangos was a Jane Coffin Childs Post-Doctoral Fellow at Yale University and a faculty member at Johns Hopkins University. Dr. Scangos currently holds an appointment as Adjunct Professor of Biology at Johns Hopkins University. Dr. Scangos is a member of the Board of Visitors of the University of California, San Francisco School of Pharmacy, the Board of Overseers of the University of California, Davis School of Medicine, and the Advisory Board for the Cornell University Life Sciences Initiative. Dr. Scangos also serves as a member of the Board of the Global Alliance for TB Drug Development and as a director of Fondation Santé. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts.

Lance Willsey, M.D., age 47, has been a director since April 1997. Dr. Willsey has been a founding partner of DCF Capital, a hedge fund focused on investing in the life sciences, since July 1998. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. Dr. Willsey is a member of the board of directors of Exact Sciences Corporation, a biotechnology company. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance

Corporate Governance Guidelines. We have adopted written corporate governance guidelines, which may be viewed at www.exelixis.com under the caption “Investors”. These guidelines include guidelines for determining director independence and qualifications for directors. Our Board regularly reviews, and modifies from time to time, the corporate governance guidelines, Board committee charters and Board practices. Please note that information found on, or accessible through, our website is not a part of, and is not incorporated into, this proxy statement.

Code of Conduct and Ethics. We have adopted a Code of Conduct and Ethics that applies to all directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. Our Board regularly reviews, and modifies from time to time, the Code of Conduct and Ethics. Our Code of Conduct and Ethics may be viewed at www.exelixis.com under the caption “Investors”. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of the NASDAQ Stock Market, by filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, disclosing such information.

Director Independence. We have adopted standards for director independence pursuant to NASDAQ listing standards and rules of the SEC, which require that a majority of the members of a listed company’s Board of Directors qualify as “independent,” as affirmatively determined by the Board of Directors. An “independent director” means a person other than an officer or employee of Exelixis or one of our subsidiaries, or another individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Exelixis, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Drs. Cohen, Garber, Marchesi, McCormick, Papadopoulos, Poste and Willsey and Messrs. Wyszomierski and Feldbaum, who are nine of the ten members of the Board, represent a majority on the Board and are independent. In making this determination, the Board considered Exelixis’ research arrangements with universities at which Drs. Garber, McCormick and Poste serve as professors, as well as Exelixis’ commercial relationship with VWR, for which Mr. Wyszomierski serves as Executive Vice President and Chief Financial Officer. After review of these arrangements and relationships, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Exelixis. Dr. Scangos, our President and Chief Executive Officer, is not an independent director by virtue of his employment with Exelixis. In addition, the Board has also determined that: (i) all directors who serve on the Audit, Compensation and Nominating and Corporate Governance Committees are independent under applicable NASDAQ listing standards and SEC rules; and (ii) all members of the Audit Committee meet the additional independence requirement that they do not directly or indirectly receive compensation from us other than their compensation as directors.

Stockholder Communications with the Board. Security holders may send communications to the Board by mail at 249 East Grand Avenue, P.O. Box 511, South San Francisco, California 94083-0511, by facsimile at (650) 837-7951 or by e-mail at info@exelixis.com, each of the foregoing sent “Attn: Board of Directors.”

Board Committees and Meetings

During the year ended January 2, 2009, the Board held eight meetings. As required under applicable NASDAQ listing standards, during the year ended January 2, 2009, our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. During the year ended January 2, 2009, all of our directors attended at least 75% of the total meetings of the Board and of the committees on which they served during the period for which they were a director or committee member, respectively.

In 2008, the Board had an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process, ensures the integrity of our financial statements and has been designated as the Qualified Legal Compliance Committee within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations. The Audit Committee performs several functions, such as evaluating the performance of, and assessing the qualifications of, the independent registered public accounting firm; determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviewing and approving the engagement of the independent registered public accounting firm to perform any proposed permissible services and appropriate compensation thereof; reviewing, providing oversight of and approving related party transactions; establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Exelixis regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing the financial statements to be included in our Annual Report on Form 10-K; discussing with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statement reviews; and resolving any disagreements between the independent registered public accounting firm and management. The Audit Committee also has the specific responsibilities and authority necessary to comply with the listing standards of the NASDAQ Stock Market applicable to audit committees.

During 2008, the Audit Committee was comprised of three independent directors, Drs. Cohen and Willsey and Mr. Wyszomierski (chairman). The Board has determined that Mr. Wyszomierski is an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met five times during the fiscal year ended January 2, 2009. The Audit Committee’s report is set forth in “Report of the Audit Committee” below. The Audit Committee has adopted a written charter, which is not available on our website, but was attached as Appendix A to our proxy statement for the 2007 Annual Meeting.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to oversee all aspects of our corporate governance functions on behalf of the Board; make recommendations to the Board regarding corporate governance issues; identify, review and evaluate candidates to serve as directors; serve as a focal point for communication between such candidates, non-committee directors and management; recommend such candidates to the Board and make such other recommendations to the Board regarding affairs relating to the directors, including director compensation; and develop a set of corporate governance principles for Exelixis.

During 2008, the Nominating and Corporate Governance Committee was comprised of three independent directors, Drs. Garber (chairman) and Poste and Mr. Feldbaum. The Nominating and Corporate Governance Committee held two meetings in 2008. The committee has adopted a written charter, which is not available on our website, but was attached as Appendix B to our proxy statement for the 2007 Annual Meeting. Because we are an emerging biopharmaceutical company with rapidly evolving and expanding research and clinical programs, the Board does not believe that it is appropriate to adopt, and the Nominating and Corporate Governance Committee has not adopted, a formal policy with respect to a fixed set of minimum qualifications for its candidates for membership on the Board. Instead, in considering candidates for directorship, the Nominating and Corporate Governance Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to us, the availability of the candidate to devote sufficient time and attention to the affairs of Exelixis, the existence of any relationship that would interfere with the exercise of the candidate’s independent judgment, and the candidate’s demonstrated character and judgment. In the review process, the Nominating and Corporate Governance

Committee evaluates prospective candidates for directorship in the context of the existing membership of the Board (including the qualities and skills of the existing directors), our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee generally will consider and assess all candidates recommended by our directors, officers and stockholders. In previous years, we engaged an executive search firm to assist the committee in identifying and recruiting potential candidates for membership on the Board. The Nominating and Corporate Governance Committee intends to consider stockholder recommendations for directors using the same criteria as potential nominees recommended by the members of the Nominating and Corporate Governance Committee or others. The Nominating and Corporate Governance Committee has not received any recommended nominations from any of our stockholders in connection with the 2009 Annual Meeting. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. If, after its review, the Nominating and Corporate Governance Committee supports a candidate, it would recommend the candidate for consideration by the full Board.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee within the timeframe specified in our Bylaws that is applicable to matters to be brought before an Annual Meeting of Stockholders as set forth under “Questions and Answers About this Proxy Material and Voting” above. Such communications should be sent to the following address: Exelixis, Inc., 249 East Grand Ave., P.O. Box 511, South San Francisco, California 94083-0511, Attn: Nominating and Corporate Governance Committee of the Board of Directors. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected.

Compensation Committee

The purpose of the Compensation Committee is to oversee our compensation policies, plans and programs; review and determine the compensation to be paid to officers and directors; review with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in our proxy statements and other filings; and prepare and review the Compensation Committee’s report included in our annual proxy statement in accordance with applicable rules and regulations of the SEC. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers, establishes and reviews general policies relating to compensation and benefits of employees, including executive officers, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans.

During 2008, the Compensation Committee was comprised of three independent directors, Drs. Cohen (chairman), Marchesi and Willsey. The Compensation Committee met six times in 2008. The Compensation Committee’s report is set forth in “Compensation Committee Report” below. Additional information on the committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below. The Compensation Committee has adopted a written charter, which is not available on our website, but was attached as Appendix C to our proxy statement for the 2007 Annual Meeting.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “—Director Compensation” below, respectively.

Research and Development Committee

The Research and Development Committee, which was established effective January 1, 2006, is responsible for advising Exelixis and the Board on matters of scientific importance as the Board, in consultation with management, may designate from time to time. The Research and Development Committee has adopted a written charter. During 2008, the Research and Development Committee was comprised of three members, Drs. McCormick, Marchesi and Poste (chairman), and met two times.

Annual Meeting; Attendance

The Board does not have a formal policy with respect to the attendance of its members at Annual Meetings of Stockholders. Dr. Scangos was the only member of the Board in attendance at the 2008 Annual Meeting of Stockholders.

Compensation of Directors

Cash Compensation Arrangements

The table below provides information regarding the cash compensation arrangements for our non-employee directors for 2008 and 2009. Dr. Scangos receives no compensation in his capacity as a member of the Board.

Cash Compensation

		2008	2009
Board	Retainer Fee	$20,000	$20,000
	Additional Chair Retainer Fee	25,000	25,000
	Regular Meeting Fee	2,500	2,500
	Special Meeting Fee(1)	1,000	1,000

Audit Committee	Retainer Fee	6,000	6,000
	Additional Chair Retainer Fee	10,000	10,000
	Meeting Fee(2)	1,000	1,000

Compensation Committee	Retainer Fee	5,000	5,000
	Additional Chair Retainer Fee	5,000	5,000
	Meeting Fee(2)	1,000	1,000

Nominating & Corporate Governance	Retainer Fee	5,000	5,000
	Additional Chair Retainer Fee	5,000	5,000
	Meeting Fee(2)	1,000	1,000

Research & Development Committee	Retainer Fee	10,000	10,000
	Additional Chair Retainer Fee	10,000	10,000
	Meeting Fee(2)	5,000	5,000

(1)	Meeting at which minutes are generated.
(2)	In-person meeting or teleconference at which minutes are generated.

Equity Compensation Arrangements

In January 2000, we adopted the 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) to provide for the automatic grant of options to purchase shares of common stock to directors who are not employees of Exelixis or of any of our affiliates. Such options are granted automatically, without further action by us, the Board or our stockholders. Under the terms of the Directors’ Plan, all non-employee directors receive a one-time initial option to purchase 25,000 shares of common stock. In addition, effective in 2008, all non-employee directors receive an annual option to purchase 15,000 shares of common stock on the date of the Annual Meeting of Stockholders. Prior to 2008, all non-employee directors received an annual option to purchase 10,000 shares of common stock on the date of the Annual Meeting of Stockholders. In light of the overall conditions in the financial markets and reductions in bonus payments and option grants issued to our employees, for 2009, each non-employee director waived his right to 25% of the annual option grant. Options granted under the Directors’ Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Directors’ Plan is equal to 100% of the fair market value of a share of common stock on the grant date. Under the terms of the Directors’ Plan, the initial options to purchase 25,000 shares are immediately exercisable but will vest at the rate of 25% of the shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual grants are exercisable immediately but will vest monthly over a one-year period. As long as the optionholder continues to serve with us or with an affiliate of us, the option will continue to vest and be exercisable during its term. When the optionholder’s service terminates, we will have the right to repurchase any unvested shares at the original exercise price, without interest. All options granted under the Directors’ Plan have a term of ten years and are set to terminate three months after a non-employee director’s service terminates. In the event of a merger of Exelixis with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving Exelixis, any surviving entity will either assume or replace all outstanding options under the Directors’ Plan; otherwise, the vesting of the options will accelerate in full.

During 2008, we granted options covering 15,000 shares to each of our non-employee directors, at an exercise price per share of $7.97. The exercise price for each of these grants equaled the fair market value of our common stock at the date of grant (based on the last reported sale price as quoted on the Nasdaq Global Select Market on the last trading day prior to the day of grant).

Reimbursement of Expenses

The members of the Board are also eligible for reimbursement of expenses incurred in connection with their attendance of Board meetings in accordance with our policy. In 2008, total reimbursement for such expenses was approximately $43,970.

Processes and Procedures for Determining Director Compensation.

Our Nominating and Corporate Governance Committee is responsible for recommending to the Board for approval the annual compensation for our non-employee directors. The Nominating and Corporate Committee acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing the Company’s compensation policies with respect to non-employee directors. For non-employee director compensation decisions, the Nominating and Corporate Governance Committee typically considers information provided Remedy Compensation Consulting, a compensation consultant we have retained to compile benchmark and industry compensation data. Dr. Scangos, Lupe Rivera, our Senior Vice President, Operations, Pamela Simonton, our Executive President and General Counsel, and James Bucher, our Vice President, Corporate Legal Affairs and Secretary, participated in a discussion with the Nominating and Corporate Governance Committee regarding the 2009 compensation decisions for non-employee directors. However, none of these officers participated in the determination of non-employee director compensation. Except as described above, no other executive officers participated in the determination or recommendation of the amount or form of non-employee director compensation. The Nominating and Corporate Governance Committee does not delegate any of its functions to others in determining non-employee director compensation, and we do not currently engage any other consultants with respect to executive and/or director compensation matters.

The Nominating and Corporate Governance Committee benchmarks cash compensation as well compensation in the form of stock options. The Nominating and Corporate Governance Committee uses peer group data primarily to insure that our compensation program for non-employee directors as a whole is competitive. The Nominating and Corporate Governance Committee then exercises it judgment in setting non-employee director compensation. The list of our peer companies used for reference in setting 2009 compensation for our non-employee directors is the same as that used for reference in setting base salaries and bonus targets for our Named Executive Officers. For a more detailed discussion of our peer list, please see “Compensation of Executive Officers—Compensation Discussion and Analysis.”

After the Nominating and Corporate Governance Committee finalizes its recommendations regarding compensation for our non-employee directors, the Nominating and Corporate Governance Committee presents its recommendations to the full Board for consideration and approval.

Director Compensation Table

The following table shows compensation information for our non-employee directors for the fiscal year ended January 2, 2009.

Director Compensation for Fiscal 2008

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)(2)(3)	Total($)
Charles Cohen, Ph.D.	61,000	64,092	125,092
Carl B. Feldbaum, Esq.	40,000	101,490	141,490
Alan M. Garber, M.D., Ph.D.	45,000	102,824	147,824
Vincent T. Marchesi, M.D., Ph.D.	65,000	64,092	129,092
Frank McCormick, Ph.D. (4)	54,000	64,092	118,092
Stelios Papadopoulos, Ph.D.	59,000	169,338	228,338
George Poste, D.V.M., Ph.D.	70,000	81,131	151,131
Lance Willsey, M.D.	55,000	64,092	119,092
Jack L. Wyszomierski	54,000	68,995	122,995

(1)	Amounts shown in this column reflect the compensation costs that we recognized in fiscal 2008 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R) (“FAS 123R”). The assumptions used to calculate the value of option awards are set forth in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2009, filed with the SEC on March 10, 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. No stock options were forfeited by any of our directors during the fiscal year ended January 2, 2009. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the director) or that the value on exercise will be equal to the FAS 123R value shown in this column.
(2)	The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of January 2, 2009 was as follows: 100,000 shares for Dr. Cohen, 50,000 shares for Mr. Feldbaum, 70,000 shares for Dr. Garber, 90,000 shares for Dr. Marchesi, 80,000 shares for Dr. McCormick, 200,000 shares for Dr. Papadopoulos, 70,000 shares for Dr. Poste, 100,000 shares for Dr. Willsey and 80,000 shares for Mr. Wyszomierski.
(3)	The grant date fair value, as determined in accordance with FAS 123R, of the stock option awards granted during the year ended January 2, 2009 for each director listed in the table above was $780,147.
(4)	Dr. McCormick also serves as a member of our Scientific Advisory Board. Dr. McCormick does not receive any additional compensation in consideration for such service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the Compensation Committee was comprised of Drs. Cohen, Marchesi and Willsey. None of the members of the Compensation Committee during 2008 has at any time been an officer or employee of Exelixis, except that Dr. Cohen served as our acting Chief Scientific Officer from December 1995 to April 1997 and was named as an officer of one of our former subsidiaries from 2001 through March 2005, for which he did not receive any compensation. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board, comprised of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the our Annual Report on Form 10-K for the year ended January 2, 2009.

Compensation Committee:

Vincent Marchesi

Lance Willsey

Charles Cohen, Chairman

(1)

The material in this section is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the Company’s Board of Directors serves as the representative of the Board for (a) overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) reviewing the Company’s financial reporting process and systems of internal accounting and financial controls, and (c) ensuring the independence of the outside auditors and the performance of an annual independent audit of the Company’s financial statements. Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

The Audit Committee maintains a written charter that outlines its responsibilities. Management of the Company has primary responsibility for preparing the Company’s consolidated financial statements, ensuring the integrity of such data and establishing the financial reporting process. Ernst & Young LLP, Exelixis’ independent registered public accounting firm, is responsible for performing an annual audit of the Company’s consolidated financial statements, reviewing the Company’s unaudited interim financial statements and expressing an opinion as to the conformity of the annual financial statements with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review this process. Based on this background, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed Exelixis’ audited consolidated financial statements as of and for the fiscal year ended January 2, 2009 with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed management’s report on its assessment of the effectiveness of Exelixis’ internal control over financial reporting and the independent registered public accounting firm’s report on internal control over financial reporting. The Audit Committee has also discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC.

2. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under generally accepted auditing standards in the United States, including those matters set forth in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU Section 380), other standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rules of the Securities and Exchange Commission and other applicable regulations.

3. The Audit Committee has received and reviewed the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee has also considered whether the provision of non-audit services to Exelixis by the independent registered public accounting firm is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

4. Based on review and discussion of the matters set forth in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

and management’s assessment of the effectiveness of the Company’s internal control over financial accounting be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2009 for filing with the SEC.

The Audit Committee has also selected Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 1, 2010 and has presented its selection to the Board to present to the stockholders for ratification.

Audit Committee:

Charles Cohen

Lance Willsey

Jack Wyszomierski (Chairman)

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 1, 2010. The Board, on behalf of the Audit Committee, has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements for each of the eight fiscal years in the period ended January 2, 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Exelixis and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

On Behalf of the Audit Committee, the Board of Directors Recommends a Vote in Favor of Proposal 2.

Principal Accountant Fees and Services

The aggregate fees billed by Ernst & Young LLP for the last two fiscal years for the services described below are as follows:

	Fiscal Year Ended
	January 2, 2009	December 28, 2007(5)
Audit Fees (1)	$811,610	$896,660
Audit-related Fees (2)	57,800	79,314
Tax Fees (3)	55,000	—
All Other Fees (4)	1,500	1,500

Total Fees	$925,910	$977,474

(1)	“Audit fees” consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” During fiscal 2008 and 2007, these services included consultations relating to various transactions of Exelixis.
(3)	“Tax fees” include fees for tax compliance. No tax fees were billed during fiscal 2007.
(4)	“All other fees” consist of fees for products and services other than the services described above. During fiscal 2008 and 2007, these fees related to an online subscription to an Ernst & Young LLP database.

(5)	The actual amount paid in fiscal 2007 is different than the amount included in last year’s proxy statement due to variations in the timing of billing cycles.

All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval of Services

During 2008 and 2007, the Audit Committee of the Board pre-approved the audit and non-audit services to be performed by Exelixis’ independent registered public accounting firm, Ernst & Young LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of our financial statements. The Audit Committee pre-approves all audit and non-audit services rendered by Ernst & Young LLP, although the Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee or its chairman, whom the Audit Committee has designated as a one-person subcommittee with pre-approval authority, pre-approved all audit fees, audit-related fees, tax fees and other fees in 2008 and 2007. Any pre-approvals by the subcommittee must be and were presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE EXELIXIS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES

The Board of Directors has approved an amendment to the Exelixis, Inc. 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”) to increase the number of shares of common stock reserved for issuance under the 2000 Purchase Plan by 5,000,000 shares (the “Purchase Plan Amendment”), subject to stockholder approval. The Purchase Plan Amendment is being proposed in order to avoid depletion of the shares reserved for issuance under the 2000 Purchase Plan and to provide ample opportunity for future grants to eligible employees under the 2000 Purchase Plan. As more fully described below, the Purchase Plan Amendment also terminates the annual automatic increase in the number of shares reserved for issuance under the 2000 Purchase Plan. As of March 18, 2009, 3,622,066 shares have been purchased under the 2000 Purchase Plan and only 27,934 shares remained available for purchases under the 2000 Purchase Plan without taking into account the proposed Purchase Plan Amendment. A total of 106,383,931 shares of our common stock were outstanding as of March 18, 2009. As of March 18, 2009, we had 664 U.S. employees, including officers, that were eligible to participate in the 2000 Purchase Plan.

The 2000 Purchase Plan was adopted by the Board of Directors in January 2000 and was approved by our stockholders in March 2000. The proposed Purchase Plan Amendment is intended to ensure that our compensation is competitive and that we are able to continue to provide sufficient equity incentives to attract and retain highly qualified and experienced employees and officers. The Board of Directors believes that approval of the Purchase Plan Amendment is in the best interests of Exelixis and its stockholders because the availability of an adequate reserve of shares under the 2000 Purchase Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.

During the fiscal year ended January 2, 2009, shares of our common stock were purchased for the persons and groups of persons set forth below in the amounts and at the weighted average prices per share under the Purchase Plan as follows: George A. Scangos purchased 0 shares; Michael M. Morrissey purchased 0 shares; Frank L. Karbe purchased 2,273 shares at a weighted average price per share of $6.56 per share; Gisela M. Schwab purchased 2,273 shares at a weighted average price of $6.56 per share; and Pamela A. Simonton purchased 0 shares; all current executive officers as a group purchased 4,546 shares at a weighted average price per share of $6.56; and all employees as a group purchased 1,050,262 shares at a weighted average price per share of $3.93.

The Board of Directors Recommends a Vote in Favor of Proposal 3.

2000 Employee Stock Purchase Plan

The following is a summary of the 2000 Purchase Plan and is qualified in its entirety by reference to the 2000 Purchase Plan, as amended by the Board of Directors on February 26, 2009, a copy of which is attached hereto as Appendix A.

Administration. Our Board of Directors administers the 2000 Purchase Plan unless it delegates administration to a committee. The Board of Directors has delegated the administration of the 2000 Purchase Plan to our Compensation Committee. Nevertheless, the Board of Directors has the final power to determine all questions of policy and expediency that may arise in the administration of the 2000 Purchase Plan. The Board of Directors (or the Compensation Committee) has the authority to construe, interpret and amend the 2000 Purchase Plan as well as to determine the terms of rights granted under the 2000 Purchase Plan.

Share Reserve—Proposed Amendment. The 2000 Purchase Plan initially authorized the issuance of 300,000 shares of our common stock pursuant to purchase rights granted to eligible employees. The number of shares of common stock initially reserved for issuance is automatically increased (the “Automatic Increase”) on the last day of each of our fiscal years for ten years, starting in 2000, by a number of shares equal to the greater of:

•	0.75% of our outstanding shares on a fully-diluted basis; or

•	that number of shares that have been issued under the 2000 Purchase Plan during the prior 12-month period.

The Automatic Increase was subject to reduction by the Board of Directors. Under the original terms of the 2000 Purchase Plan, the number of shares under the 2000 Purchase Plan attributable to the Automatic Increases was not to exceed 1,500,000 shares in the aggregate. Following an amendment to the 2000 Purchase Plan approved by the stockholders on April 22, 2005, the number of shares under the 2000 Purchase Plan attributable to the Automatic Increases was not to exceed 3,350,000 shares in the aggregate. Pursuant to the Automatic Increases, an additional 3,350,000 shares were made available for purchase under the 2000 Purchase Plan between 2000 and 2008. Under the proposed Purchase Plan Amendment, an additional 5,000,000 shares of our common stock will be made available for future purchases under the 2000 Purchase Plan, but the Automatic Increase provision will be terminated and therefore no additional shares will be made available for purchase without stockholder approval.

Eligibility. The 2000 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). The 2000 Purchase Plan provides a means by which eligible employees may purchase our common stock through payroll deductions. Generally, all of our full-time employees may participate in offerings under the 2000 Purchase Plan. However, no employee may participate in the 2000 Purchase Plan if immediately after we grant the employee a purchase right, such employee would have voting power over 5% or more of our outstanding capital stock. In addition, part-time or seasonal employees who are customarily employed for twenty hours or less per week or five months or less per calendar year are not eligible to participate in the 2000 Purchase Plan.

Offerings. The 2000 Purchase Plan is implemented through a series of offerings of purchase rights to eligible employees. The Board of Directors has the authority to set the terms of an offering. It may specify offerings of up to 27 months and may specify shorter purchase periods within each offering. Each offering may have one or more purchase dates on which shares of common stock will be purchased for employees participating in the offering. Most recently under the 2000 Purchase Plan, an offering commenced on November 15, 2008 and will end on May 22, 2009. The additional 5,000,000 shares that will be made available under the 2000 Purchase Plan upon approval of this Proposal 3 will be available for grants under the 2000 Purchase Plan in the offering period that commenced on November 15, 2008.

The 2000 Purchase Plan provides that the current offering will be followed by an offering that will commence on May 23, 2009 and will end on October 31, 2009. Thereafter, consecutive six-month offerings commence on each November 1 and May 1, with purchase dates on October 31 and April 30, respectively. An offering may be terminated under certain circumstances, including adverse changes in accounting rules. Common stock is purchased for accounts of participating employees at a price per share equal to the lower of:

•	85% of the fair market value of a share on the first day of the offering; or

•	85% of the fair market value of a share on the purchase date.

The fair market value is the closing sales price (rounded up where necessary to the nearest whole cent) for our shares (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Select Market on the last trading day prior to the relevant determination date, as reported in The Wall Street Journal. As of March 25, 2009, the last reported sale price of our common stock as quoted on the Nasdaq Global Select Market was $4.79 per share.

The Board of Directors has determined that participating employees may authorize payroll deductions of up to 15% of their compensation for the purchase of stock under the 2000 Purchase Plan. Employees may end their participation in an offering at any time up to ten days before a purchase date. Their participation ends automatically on termination of their employment.

Other Limitations. A participant’s right to purchase our common stock under the 2000 Purchase Plan, plus any other purchase plans that may be established by Exelixis or its affiliates, is limited. An employee may not accrue the right to purchase stock at a rate of more than $25,000 of the fair market value of our common stock for each calendar year in which the purchase right is outstanding. We determine the fair market value of our common stock, for the purpose of this limitation, as of the first day of an offering.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the 2000 Purchase Plan, and (ii) the number of shares and purchase limits of all outstanding purchase rights.

Corporate Transactions. In the event of certain significant corporate transactions, as described in the 2000 Purchase Plan, the surviving or acquiring corporation will either assume or substitute outstanding purchase rights. If the surviving or acquiring corporation refuses to assume or substitute such purchase rights, then, as determined by the Board of Directors in its discretion, such rights may continue in full force and effect or the participants’ accumulated contributions may be used to purchase shares of our common stock immediately prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.

Duration, Amendment and Termination. The Board of Directors may suspend or terminate the 2000 Purchase Plan at any time. Unless terminated earlier, the 2000 Purchase Plan will terminate when all shares of common stock reserved for issuance under the 2000 Purchase Plan, as increased and/or adjusted from time to time, have been issued. The Board of Directors may amend the 2000 Purchase Plan at any time. However, except as to adjustments upon changes in securities or as to minor amendments to benefit the administration of the 2000 Purchase Plan, to take into account of legislation or to obtain or maintain favorable tax treatment, exchange control or regulatory treatment for participants, Exelixis or any of its affiliates, no amendment will be effective unless approved by our stockholders to the extent such stockholder approval is necessary for the 2000 Purchase Plan to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act and any NASDAQ or other securities exchange listing requirements. Rights granted before amendment or termination of the 2000 Purchase Plan will not be impaired by such amendment or termination, except (i) as expressly provided in the 2000 Purchase Plan, (ii) with the consent of the participant or (iii) as necessary to comply with any laws or governmental regulations, including Section 423 of the Code.

Federal Income Tax Information. Rights granted under the 2000 Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Exelixis by reason of the grant or exercise of rights under the 2000 Purchase Plan. Exelixis is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EXELIXIS, INC. 2000 EQUITY INCENTIVE PLAN

The Board of Directors has approved the amendment and restatement of the Exelixis, Inc. 2000 Equity Incentive Plan (the “2000 Equity Plan”), subject to stockholder approval. The main purposes of the amendment and restatement are to (i) extend the term of the plan by three years; (ii) terminate the annual automatic increase in the number of shares reserved for issuance under the 2000 Equity Plan; (iii) increase the number of shares reserved for issuance under the 2000 Equity Plan by 4,000,000 shares; and (iv) comply with guidelines for equity compensation plans established by certain stockholders.

If the stockholders approve the amendment and restatement of the 2000 Equity Plan, it will become effective on the date of the 2009 Annual Meeting. If the stockholders fail to approve this Proposal 4, the 2000 Equity Plan will remain as is without any changes thereto and the 2000 Equity Plan will terminate on January 26, 2010. After carefully forecasting our anticipated growth rate for the next few years, we believe that the shares currently remaining available for grant under the 2000 Equity Plan plus the additional 4,000,000 shares that will be reserved for issuance if Proposal 4 is approved will be sufficient for approximately three years worth of option grants under our current compensation program. Therefore, if Proposal 4 is approved, we currently anticipate returning to our stockholders in 2012 to seek approval of an increase in the shares reserved for issuance under the 2000 Equity Plan and to extend the term of the 2000 Equity Plan.

The Board of Directors believes that the amendment and restatement of the 2000 Equity Plan will serve a critical role in attracting and retaining directors, officers, employees and consultants and in motivating these individuals to strive to meet our goals. Therefore, our Board of Directors urges you to vote to approve the amendment and restatement of the 2000 Equity Plan.

Reasons to Amend and Restate the 2000 Equity Plan

Equity Compensation is an Important Part of Our Compensation Philosophy. As discussed in “Compensation of Executive Officers—Compensation Discussion and Analysis” beginning on page 45 of this proxy statement, long-term compensation in the form of stock option grants has historically been a key element of our compensation program. The ability to grant stock options, and potentially restricted stock and other share-based awards, has enabled us to attract and retain the high quality employees necessary for our success. Such stock option awards have also allowed us to link incentive rewards to company performance, to encourage employee ownership in our common stock and to align the interest of employees with those of our common stockholders.

Our 2000 Equity Plan is Expiring. In January 2010, the 2000 Equity Plan will expire and we will not be able to issue equity awards to our employees unless this Proposal 4 is approved to extend the term of the 2000 Equity Plan. Stock-based awards, and specifically stock options (but increasingly other forms of equity compensation), are a common form of compensation within our industry, and stock options are typically granted broadly throughout our organization. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining, and motivating our employees if we are unable to make stock option or other equity grants to them and increasing cash compensation would reduce the resources available to fund our operations.

The 2000 Equity Incentive Plan, as Amended and Restated, Combines Compensation and Governance Best Practices. Subject to stockholder approval, the amendment and restatement of the 2000 Equity Plan will include the following changes:

•	extend the term of the 2000 Equity Plan so that instead of terminating on January 26, 2010, the Plan shall terminate on January 26, 2013 unless sooner terminated by the Board of Directors;

•	terminate the annual automatic increase in the number of shares reserved for issuance under the 2000 Equity Plan so that no additional automatic increases are made to the share reserve;

•	increase the number of shares reserved for issuance under the 2000 Equity Plan by 4,000,000 shares;

•	provide that the exercisability or vesting of any awards granted under the 2000 Equity Plan may only be accelerated in the event of death, disability, retirement or change in control;

•	provide that awards granted to non-employee directors must be granted by a committee comprised solely of “outside directors”;

•

provide that neither the Board of Directors nor any committee appointed by the Board of Directors shall have the authority to: (i) reduce the exercise price of any outstanding options under the Plan, or (ii) cancel any outstanding options that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Plan, unless the stockholders of Exelixis have approved such an action within twelve months prior to such an event;

•

provide that the exercise price of each nonstatutory stock option shall be not less than 100% of the fair market value of the common stock subject to the option on the date the option is granted, unless such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code;

•

provide an exception to the acceleration provision above in the form of a cap equal to 10% of the total number of shares reserved for issuance under the 2000 Equity Plan on the number of awards which do not meet the foregoing acceleration provision; and

•

provide that stockholder approval shall be required for any amendment of the 2000 Equity Plan that either (i) materially increases the number of shares of common stock available for issuance under the 2000 Equity Plan, (ii) materially expands the class of individuals eligible to receive stock awards under the 2000 Equity Plan, (iii) materially increases the benefits accruing to participants under the 2000 Equity Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2000 Equity Plan, (iv) materially extends the term of the 2000 Equity Plan, or (v) expands the types of stock awards available for issuance under the 2000 Equity Plan.

We strongly believe that our equity compensation program and emphasis on employee stock ownership have been integral to our success to date and that they will continue to play a key role in our ability to strive for consistently superior performance in the years ahead. Our equity program is critical to our ability to bring top-notch talent to Exelixis and to reward individual employee performance that results in stockholder value. Therefore, we consider approval of the amendment and restatement of the 2000 Equity Plan vital to our continued success.

The Board of Directors Recommends a Vote in Favor of Proposal 4.

Amended and Restated 2000 Equity Incentive Plan

The following is a summary of the 2000 Equity Plan and is qualified in its entirety by reference to the 2000 Equity Plan, as amended and restated by the Board of Directors on February 26, 2009, a copy of which is attached hereto as Appendix B.

Background and Purpose. The terms of the 2000 Equity Plan provide for the grant of stock options, stock bonuses and restricted stock purchase awards. The purpose of the 2000 Equity Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist in retaining the services of the group of persons eligible to receive stock awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of Exelixis and its affiliates.

Administration. The plan is administered by our Board of Directors, or a committee appointed by the Board of Directors which determines recipients and types of stock awards to be issued, including number of shares under the stock award and the exercisability of the stock award, and also has the power to construe, interpret and amend the 2000 Equity Plan. The Board of Directors has delegated the administration of the 2000 Equity Plan to our Compensation Committee. Nevertheless, the Board of Directors has the final power to determine all questions of policy and expediency that may arise in the administration of the 2000 Equity Plan. The Board of Directors (or the Compensation Committee) has the authority to construe, interpret and amend the 2000 Equity Plan as well as to determine the terms of awards granted under the 2000 Equity Plan. If Proposal 4 is approved, the exercisability or vesting of any awards granted under the 2000 Equity Plan may only be accelerated in the event of death, disability, retirement or change in control, subject to certain exceptions as set forth below, and awards to non-employee directors must be granted by a committee comprised solely of outside directors.

Share Reserve. The 2000 Equity Plan initially authorized the issuance of 3,000,000 shares. The number of shares of common stock initially reserved for issuance is automatically increased (the “Automatic Increase”) on the last day of each of our fiscal years for ten years, starting in 2000, by a number of shares equal to the greater of:

•	5% of our outstanding shares on a fully-diluted basis; or

•	that number of shares subject to stock awards granted under the 2000 Equity Plan during the prior 12-month period.

The automatic increase was subject to reduction by the Board of Directors, and Automatic Increase for incentive stock options were not to exceed an aggregate of 30,000,000 shares over the term of the plan. Pursuant to the Automatic Increases, an additional 36,161,277 shares were made available for purchase under the 2000 Equity Plan between 2000 and 2008. Pursuant to the amendment and restatement of the 2000 Equity Plan, the Automatic Increase provision will be terminated and therefore no additional shares will be made available for grant without stockholder approval. Additionally, if the amendment and restatement of the 2000 Equity Plan is approved, the number of shares reserved for issuance under the 2000 Equity Plan will be increased by 4,000,000 shares.

If the recipient of a stock award does not purchase the shares subject to his or her stock award before the stock award expires or otherwise terminates, the shares that are not purchased will again become available for issuance under the 2000 Equity Plan. Likewise, if the recipient of a stock award terminates his or her service to us, any unvested shares that we repurchase will again become available for issuance under the 2000 Equity Plan for all awards other than incentive stock options.

Eligibility. The Board of Directors may grant incentive stock options that qualify under Section 422 of the Internal Revenue Code to our employees and to the employees of our affiliates. The Board of Directors also may grant nonstatutory stock options, stock bonuses and restricted stock purchase awards to our employees, directors and consultants as well as to the employees, directors and consultants of our affiliates. As of March 18, 2009, we had 664 employees, directors and consultants that were eligible to participate in the 2000 Equity Plan.

Under certain conditions the Board of Directors may grant an incentive stock option to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or the total combined voting power of an affiliate of ours. In such a case, the exercise price of any such options must be at least 110% of the fair market value of the stock on the grant date, and the option term must be five years or less.

Since the 2000 Plan was originally approved, options under the 2000 Equity Plan have been granted in the amounts as follows: George Scangos: 3,650,000 shares; Michael Morrissey: 1,180,000 shares; Frank Karbe: 845,000 shares; Gisela Schwab: 494,000 shares; Pamela Simonton: 665,000 shares; all current executive officers as a group: 8,275,375 shares; all current non-employee directors as a group: 100,000 shares; and all current employees (excluding executive officers) as a group: 15,110,219 shares.

Option Terms. The Board of Directors may grant incentive stock options with an exercise price of 100% or more of the fair market value of a share of our common stock on the grant date, and subject to approval of Proposal 4, the exercise price of nonstatutory stock options must also be 100% or more of the fair market value of a share of our common stock on the grant date.

The maximum option term is ten years. Subject to this limitation, the Board of Directors may provide for exercise periods of any length with respect to individual option grants. An option generally terminates three months after the optionholder’s service to us or one of our affiliates terminates. If this termination is due to the optionholder’s disability, the exercise period generally is extended to 12 months. If termination is due to the optionholder’s death or if the optionholder dies within three months of the date on which his or her service terminates, the exercise period generally is extended to 18 months following the optionholder’s death.

The Board of Directors may provide for the transferability of nonstatutory stock options but not incentive stock options. However, the optionholder may designate a beneficiary to exercise either type of option in the event of the optionholder’s death. If the optionholder does not designate a beneficiary, the optionholder’s option rights will pass by his or her will or by the laws of descent and distribution.

Terms of Other Stock Awards. The Board of Directors determines the purchase price of other stock awards. The Board of Directors may award stock bonuses in consideration of past services without a purchase payment. Shares that we sell or award under our 2000 Equity Plan may, but need not, be restricted and subject to a repurchase option in our favor in accordance with a vesting schedule that the Board of Directors determines. The Board of Directors, however, may accelerate the vesting of the restricted stock.

Repricing. The 2000 Equity Plan, as amended and restated, expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Board of Directors shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan or cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of the common stock in exchange for cash or other stock awards under the 2000 Equity Plan.

Other Provisions. Transactions that do not involve our receipt of consideration, including a merger, consolidation, reorganization, stock dividend and stock split, may trigger a change in the class and number of shares subject to the 2000 Equity Plan and to outstanding awards. In that event, the Board of Directors will appropriately adjust the 2000 Equity Plan as to the class and the maximum number of shares subject to the 2000 Equity Plan and the cap on the number of shares available for incentive stock options. It will also adjust outstanding awards as to the class, number and price of shares subject to such awards.

Vesting. Shares subject to awards under the 2000 Equity Plan shall generally vest in accordance with the stock award agreement for such stock award.

Effect of a Merger on Stock Awards. If we dissolve or liquidate, then our outstanding stock awards will terminate immediately prior to such event. However, we treat outstanding stock awards differently in the following change in control situations:

•	a sale, lease or other disposition of all or substantially all of our assets;

•	a merger or consolidation in which we are not the surviving corporation;

•

a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property; and

•	an acquisition of the beneficial ownership of our securities representing at least 50% of the combined voting power entitled to vote in the election of our directors.

In these situations, any surviving entity may either assume or replace all outstanding awards under the 2000 Equity Plan. Otherwise, the vesting and exercisability of outstanding awards held by participants whose continuous service has not terminated at the time of the transaction will accelerate.

If a participant’s service is either involuntarily terminated without cause or voluntarily terminated for good reason within the period of time beginning one month before and ending 13 months after a change in control, then the vesting of an award (and, if applicable, the exercisability of the award) will accelerate by one year.

Plan Termination. The 2000 Equity Plan will terminate on January 26, 2010 unless this Proposal 4 is approved and the term is extended to January 26, 2013.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2000 Equity Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on its generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2000 Equity Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionee holds a share received on exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Exelixis is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, Exelixis is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for Exelixis and is reasonable in amount, and either the employee includes that amount in income or Exelixis timely satisfies its reporting requirements with respect to that amount.

Stock Bonuses and Restricted Stock Awards

Generally, the recipient of a stock bonus or restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Exelixis will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2000 Equity Plan since awards under the 2000 Equity Plan are determined by the Board of Directors or the Compensation Committee in its discretion. The table below sets forth information about stock options granted under our 2000 Equity Plan to the Named Executive Officers as reported in the Summary Compensation Table included herein, all current executive officers as a group, all non-employee directors as a group, and all non-executive employees and consultants as a group in 2008. On March 25, 2009, the last reported sale price of our common stock as quoted on the Nasdaq Global Select Market was $4.79 per share.

Awards Granted in 2008 under the 2000 Equity Plan

Name	Number of Securities Underlying Options Granted	Weighted Average Exercise Price Per Share for Options ($)
George A. Scangos, Ph.D.	200,000	5.04
Michael M. Morrissey, Ph.D.	50,000	5.04
Frank L. Karbe	50,000	5.04
Gisela M. Schwab, M.D.	50,000	5.04
Pamela A. Simonton, J.D., LL.M	50,000	5.04
Executive Group (8 persons)	735,000	5.56
Non-Executive Director Group (9 persons)	—	—
Non-Executive Officer Employee and Consultant Group (801 persons)	4,329,068	7.31

PROPOSAL 5

APPROVAL OF A PROPOSED STOCK OPTION EXCHANGE PROGRAM

Overview

On February 26, 2009, the Board of Directors authorized a stock option exchange program, which stock option exchange program is subject to the approval by a special committee of the Board of Directors (the “Special Committee”) of the final terms of the exchange program and is also subject to stockholder approval. The stock option exchange program, if approved, will permit our eligible employees to exchange outstanding stock options with exercise prices equal to or greater than $8.15 per share for a reduced number of replacement stock options with an exercise price equal to the fair market value of our common stock at the time of the exchange. Such replacement stock options are to be granted under the 2000 Equity Plan. The $8.15 threshold is intended to ensure that only outstanding stock options that for the past year have been, and now are substantially “out of the money” are eligible for the exchange program. On March 25, 2009 the last reported sale price of our common stock as quoted on the Nasdaq Global Select Market was $4.79 per share. The Board of Directors authorized the Special Committee to adjust the threshold for options eligible to participate in the exchange program if there is a significant change in the market price for our common stock preceding the start of the exchange program.

While the 2000 Equity Plan does not specifically require us to seek stockholder approval for the proposed stock option exchange program, the Board of Directors and Special Committee believes that it is appropriate to seek stockholder approval for the exchange program. If approved by the stockholders, the exchange program will be open to all employees of Exelixis and any of its subsidiaries that the Special Committee designates for inclusion; however, members of the Board of Directors, each of the Named Executive Officers as reported in the Summary Compensation Table, consultants to Exelixis and Exelixis employees based outside the United States will not be eligible to participate. The eligible options that are surrendered and cancelled under the program will not be added to the share reserve of the 2000 Equity Plan.

The exchange ratios of shares subject to eligible options cancelled to shares subject to replacement stock options issued will generally range from 1.5-to-1 to 100-to-1, depending on the stock price at the time of commencement of the exchange offer. These exchange ratios are intended to result in the issuance of replacement stock options that, in the aggregate, have a fair value estimated to be 83-98% of the fair value of the cancelled options they replace as of the date of the exchange offer, determined using the Black-Scholes-Merton option-pricing model, which we believe is the most appropriate method for determining the estimated fair value of all our equity awards. The Special Committee retains the discretion to adjust the exchange ratios if there is a significant change in the market price of Exelixis common stock preceding the start of the exchange program or if our Special Committee decides to reduce the expected compensation expense associated with the exchange program, and approval of this Proposal 5 includes approval of the exercise of that discretion.

The replacement stock options will be incentive stock options to the extent the requirements of Section 422 of the Code are satisfied. The term of each replacement stock option shall be the weighted average remaining contractual term of the options eligible for cancellation, which would be 6.16 years as of March 18, 2009. Replacement options that are granted in exchange for fully vested surrendered options shall be 100% vested on the one-year anniversary following the date the replacement options are granted. Replacement options that are granted in exchange for surrendered options that are not fully vested shall be 33% vested on the one-year anniversary following the date the replacement options are granted and the balance of the shares shall vest in a series of twenty-four successive equal monthly installments.

Exelixis believes that the exchange program, if approved by the stockholders, will permit Exelixis:

•

to meaningfully reduce the option “overhang” represented by outstanding options that have high exercise prices, that no longer incentivize their holders to remain as our employees, and that may be viewed by investors as potentially dilutive; and

•

to re-incentivize the employees who participate in the exchange program by issuing them replacement stock options that will vest over a period of not less than one year following the exchange if they remain employed with Exelixis.

We believe that the stock option exchange program is an important component of our strategy to maintain an equity compensation program that successfully motivates employees.

Background

When the Compensation Committee approves the grant of a stock option, it establishes the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The exercise price per share is typically equal to or greater than the market price of a share of our common stock on the date the option is granted. Thus, an employee receives value only if he or she exercises an option and later sells the purchased shares at a price that exceeds the option’s exercise price.

The market price of Exelixis common stock, along with that of many other life science companies, has been significantly impacted by the economic downturn and deterioration of the capital markets. We have continued to focus on our business strategy to leverage our biological expertise and integrated drug discovery capabilities to generate a pipeline of diverse development compounds with first-in-class or best-in-class potential that fulfill unmet medical needs in the treatment of cancer and potentially other serious diseases. We believe that this strategy, if successful, will lead to increased shareholder value. We have refined our strategy to reflect the prolonged economic downturn and the deterioration of the capital markets. In particular, we are focused on ensuring that our expenses are in line with our cash resources, with the goal of being able to operate independently of the capital markets for a substantial period of time. Our strategy is centered around three principal elements:

•

Focus development—While we have historically pursued an approach to drug discovery intended to generate a significant number of development candidates to fill our pipeline, for the foreseeable future we intend to direct our discovery efforts more towards generating development candidates under existing and future discovery collaborations with third parties. Our objective is to fund a significant portion of our discovery costs by entering into such collaborations. We are also focusing our later stage clinical development efforts on a limited number of programs. We believe that the most attractive compounds to develop ourselves or to co-develop with a partner have a lower-cost, lower-risk route to the market, usually for a niche indication, with the possibility of substantially expanding the market into major indications. Our most advanced clinical asset, XL184, which we are co-developing with Bristol-Myers Squibb, represents such a compound. We expect particularly to focus our later stage development efforts on XL184, which is being studied in a variety of tumor types, with the goal of rapidly commercializing the compound.

•

Partner compounds—We are seeking new collaborations with leading pharmaceutical and biotechnology companies for the development and ultimate commercialization of some of our preclinical and clinical assets, particularly those drug candidates for which we believe that the capabilities and bandwidth of a partner can accelerate development and help to fully realize their therapeutic and commercial potential. Collaborations also provide us with a means of shifting a portion or all of the development costs related to such drug candidates. Consistent with this element of our strategy, in December 2008 we entered into a worldwide collaboration with Bristol-Myers Squibb on two of our cancer programs: one associated with XL184 and the other associated with XL281. We expect that over the next several years an increasingly greater portion of our development expenses will be funded by our partners.

•

Control costs—We are committed to managing our costs. In November 2008, we implemented a restructuring that resulted in the reduction of approximately 10% of our workforce. In addition, our Board awarded employee bonuses and option grants for 2008 in amounts less than target and did not adjust base salaries or target bonus levels for any of our employees, including our Named Executive Officers, for 2009. We will continue to analyze our expenses to ensure that they are not disproportionate to our cash resources. We will also continue to be selective with respect to funding our clinical development programs. We have also established definitive “go/no-go” criteria with respect to our development programs to ensure that we commit our resources only to those programs with the greatest commercial and therapeutic potential. For example, we are conducting limited studies on XL019 and XL228 with the goal of making decisions to continue or halt development of these compounds during 2009. In addition, in late 2008 we discontinued development of XL820 and XL844. In the second half of 2008, we also decided not to invest any additional Exelixis resources in the development of XL647. To control costs, we may decide in the future to pursue collaborations for the development of drug candidates that we had initially determined to develop ourselves. We also retain the right to opt-out of the development of certain drug candidates that we are currently co-developing with partners.

The measures described above have only had a limited impact on the price of our stock to date. Consequently, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. We consider our employees an important component of current and ultimate success. Many of our employees are scientists, researches, and other skilled specialists who are working on important multi-year research and development projects and would be difficult to replace.

As of March 18, 2009, eligible employees held options for approximately 8,903,058 shares with exercise prices ranging from $8.25 per share to $45.00 per share, while the last reported sale price of our common stock as quoted on the Nasdaq Global Select Market on March 25, 2009 was $4.79 per share. We believe that to enhance long-term stockholder value we need to maintain competitive employee compensation and incentive programs, and that an equity stake in our success is a critical component of these programs. Options that are “out of the money” are no longer effective as performance and retention incentives. We believe that the exchange program will provide us with a renewed opportunity to give eligible employees an economic stake in our future growth and success.

Many of the eligible options have been out of the money for an extended period of time and, therefore, have not been exercised by our employees. As a result, we have developed a significant stock option “overhang” consisting of options that we believe are not serving their intended purpose of incentivizing employees. The exchange program is designed to significantly reduce this “overhang.” The eligible options that are surrendered and cancelled under the program will not be added to the share reserve of the 2000 Equity Plan.

Description of the Exchange Program

Implementation of the Exchange Program

The Board of Directors authorized the exchange program on February 26, 2009, subject to Special Committee approval of the final terms of the exchange program and also subject to stockholder approval. The terms of the exchange program as approved by the Special Committee are described in this Proposal 5. At the start of the exchange program, eligible employees holding eligible stock options will receive a written offer to exchange that will set forth the precise terms and timing of the exchange program. Eligible employees will be given at least 20 business days to elect to surrender their eligible stock options in exchange for replacement stock options. Before or at the start of the exchange program, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to obtain the offer to exchange and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

Eligible Options

As of March 18, 2009 there were options to purchase approximately 24,660,021 shares of our common stock outstanding under all of our equity incentive plans at a weighted average exercise price of $9.46 per share and with a weighted average remaining life of 6.62 years. Of these, options to purchase approximately 8,903,058 shares of common stock, having exercise prices equal to or greater than $8.15, are held by eligible employees and would be eligible for exchange under the exchange program. If 100% of the eligible options are exchanged and replacement stock options are granted in accordance with the exchange ratios described under “Exchange Ratios” below, the number of shares underlying outstanding options, after accounting for the replacement stock options granted under the exchange program, would be reduced by approximately 3,693,139 shares, representing approximately 3.5% of the number of shares of our common stock issued and outstanding as of March 18, 2009.

As of March 18, 2009, options for approximately 15,756,963 shares of our common stock that would be ineligible for the exchange program were outstanding under all of our equity incentive plans at a weighted average exercise price of $8.48 per share and with a weighted average remaining life of 6.88 years.

Eligible Employees

The exchange program will be open to all persons who, at the start of the exchange program, are employed by Exelixis and those of Exelixis’ subsidiaries that are designated for participation by the Special Committee. Members of the Board of Directors, Named Executive Officers as reported in the Summary Compensation Table, consultants to Exelixis and Exelixis employees based outside the United States will not be able to participate. As of March 18, 2009, eligible options were held by approximately 515 eligible employees. As of March 18, 2009, we had a total of 664 employees.

In addition to being employed at the start of the exchange program, an employee must continue to be employed by Exelixis or one of Exelixis’ designated subsidiaries on the date the surrendered options are cancelled and replacement stock options are granted in exchange for them. Any employee holding eligible options who elects to participate in the exchange program but whose employment terminates for any reason before the date the replacement stock options are granted, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible options subject to their existing terms.

Exchange Ratios

Our intent is to establish exchange ratios that will result in the issuance of replacement stock options in the exchange program with a fair value, in the aggregate, estimated to be 83-98% of the fair value of the stock options surrendered in the exchange program, determined using the Black-Scholes-Merton option-pricing model, which we believe is the most appropriate method for determining the estimated fair value of all our equity awards. For this purpose, we used the following factors: (i) the option’s exercise price; (ii) an assumed value of $4.58 per share of our common stock; (iii) an expected volatility of our common stock price of 67%; (iv) a term calculated using the relationship between the remaining contractual life of the stock option and the price of the stock option as compared to the current fair market value of Exelixis common stock; (v) risk-free interest rates ranging from 0.69% to 3.02% (depending on the term of the option); and (vi) no expected dividends. We then established three exchange ratios based on the average fair value of the eligible options having exercise prices within a specified range for each ratio, as compared to the assumed fair value of one share of Exelixis common stock underlying a replacement stock option to be issued in the exchange program. For this purpose, we assumed fair values between $2.20 and $2.30 per share.

The following table sets forth the three exchange ratios as well as the total number of shares underlying eligible options for each ratio (as of March 18, 2009) and the maximum number of replacement stock options that may be issued with respect to such eligible options in the exchange program:

Exercise Price Range	Weighted Average Exercise Price	Weighted Average Remaining Life	Total Shares Underlying Options	Exchange Ratio: Surrendered Shares per Replacement Stock Option	Total Replacement Stock Options to be Granted(1)
$8.15-$12.00	$9.44	6.82	7,432,120	1.5-to-1	4,954,747
$12.01-$18.96	$14.64	3.46	1,001,930	4-to-1	250,483
$18.97-45.00	$31.91	1.48	469,008	100-to-1	4,690

(1)	Assuming 100% participation in the exchange program.

The total number of shares of common stock issuable upon exercise of replacement stock options a participating employee will receive with respect to a surrendered eligible option will be determined by dividing the number of shares underlying the surrendered option by the applicable exchange ratio and rounding to the nearest whole share. For example, if an eligible employee holds an option to purchase 1,000 shares of Exelixis common stock at an exercise price of $15.00 per share, he or she would be entitled to exchange that option for a replacement stock options to purchase 250 shares of Exelixis common stock, with such replacement stock option having an exercise price equal to the fair market value of our common stock at the time of the exchange (i.e., after applying the applicable 4-to-1 exchange ratio set forth in the table above).

Special Committee Adjustment

The Board of Directors authorized the Special Committee to adjust the threshold for options eligible to participate in the exchange program if there is a significant change in the market price for Exelixis’ common stock preceding the start of the exchange program. The Special Committee also retains the discretion to adjust the exchange ratios if there is a significant change in the market price of our common stock preceding the start of the exchange program in comparison to the average market price used in determining the exchange ratios set forth in the table above, or if the Special Committee decides to reduce the expected compensation expense associated with the exchange program. If the Special Committee adjusts the exchange ratios, it will do so to cause the exchange to result in the excess of the fair value of the replacement stock options over the fair value of the stock options surrendered to be no greater than the excess based on the exchange ratios set forth in the table above, determined using the same valuation methodologies as were used to determine the exchange ratios set forth in the table above.

Election to Participate

Participation in the exchange program will be voluntary. Eligible employees will have at least 20 business days from the start of the offer to exchange to determine whether they wish to participate.

Vesting of Replacement Stock Options

Replacement stock options issued in the exchange program will be completely unvested when granted and will become vested on the basis of the participant’s continued employment with us or one of our subsidiaries. Replacement options that are granted in exchange for fully vested surrendered options shall be 100% vested on the one-year anniversary following the date the replacement options are granted. Replacement options that are granted in exchange for surrendered options that are not fully vested shall be 33% vested on the one-year anniversary following the date the replacement options are granted and the balance of the shares shall vest in a series of twenty-four successive equal monthly installments. A participant in the exchange program will forfeit any replacement stock options received that remain unvested when his or her employment with us or one of our subsidiaries terminates for any reason. Replacement options that are granted in exchange for surrendered options that are not fully vested shall be 33% vested on the one-year anniversary following the date the replacement options are granted and the balance of the shares shall vest in a series of twenty-four successive equal monthly installments.

Other Terms and Conditions of Replacement Stock Options

To the extent the requirements of Section 422 of the Code are satisfied, replacement stock options issued in the exchange program will be incentive stock options granted pursuant to the 2000 Equity Plan. Under the Code, the holder of an incentive stock option generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. Each replacement stock option represents a right to acquire one share of our common stock at a fixed exercise price. The term of each replacement stock option shall equal the weighted average remaining term of all surrendered options. Employees generally will recognize taxable income upon the exercise of replacement stock options, and the taxable income is subject to income and employment tax withholding. All other terms and conditions of the replacement stock options issued in the exchange program will be substantially the same as those that apply generally to stock options granted under the 2000 Equity Plan, as may be amended and restated as described in Proposal 4 above.

Potential Modification to Exchange Program Terms to Comply with Governmental Requirements

The terms of the exchange program will be described in an offer to exchange we will file with the SEC. Although we do not anticipate that the SEC will require us to materially modify the terms of the offer to exchange, it is possible that we may need to alter the terms of the exchange program to comply with SEC comments.

U.S. Federal Income Tax Consequences

We anticipate the exchange of eligible options for replacement stock options pursuant to the exchange program will be treated as a non-taxable exchange and neither we nor any of our U.S. employees will recognize any income for U.S. federal income tax purposes based upon the surrender of eligible options and the grant of replacement stock options.

Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionee holds a share received on exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Exelixis is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, Exelixis is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for Exelixis and is reasonable in amount, and either the employee includes that amount in income or Exelixis timely satisfies its reporting requirements with respect to that amount.

Accounting Treatment

We account for share-based payments under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS No. 123(R). Under SFAS No. 123(R), we will recognize the incremental compensation cost of the replacement stock options granted in the exchange. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of replacement stock options granted to employees in exchange for surrendered stock options, measured as of the date the replacement stock options are granted, over the fair value of the stock options surrendered in exchange for the replacement stock options, measured immediately prior to the cancellation. This incremental compensation cost will be recognized ratably over the vesting period of the replacement stock options.

New Plan Benefits

Because the decision whether to participate in the exchange program is completely voluntary, we are unable to predict which or how many employees will elect to participate, how many eligible options will be surrendered for exchange, or how many replacement stock options may be issued. As indicated above, members of the Board of Directors, executive officers and consultants of Exelixis and Exelixis employees based outside the United States are not eligible to participate in the exchange program.

Effect on Stockholders

We have designed the proposed exchange program so that the replacement stock options will, in the aggregate, have a fair value estimated to be 83-98% of the fair value of the cancelled options they replace as of the date of the exchange offer. The exchange program is intended to restore competitive and appropriate equity incentives for our employees and those of our subsidiaries and to reduce our existing overhang. While we cannot predict which or how many employees will elect to participate in the exchange program, assuming that 100% of eligible employees participate in the exchange program and that the exchange ratios described in the table set forth under “Exchange Ratios” above are applied, eligible options exercisable in exchange for approximately 8,903,058 shares as of March 18, 2009 would be surrendered and cancelled, while stock options exercisable in exchange for 5,209,919 shares would be issued, resulting in a net reduction in our overhang of approximately 3,693,139 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of January 2, 2009 with respect to all of Exelixis’ equity compensation plans in effect as of January 2, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2000 Equity Incentive Plan (1)	23,168,619	$9.62	12,811,726
2000 Non-Employee Directors’ Stock Option Plan (2)	770,000	10.78	2,843,906
2000 Employee Stock Purchase Plan (3)	—	—	27,934
1994 Employee, Director and Consultant Stock Option Plan & 1997 Equity Incentive Plan (4)	198,167	10.43	—
1997 Agritope Stock Award Plan (5)	4,400	16.87	—
Equity compensation plans not approved by stockholders:
401(k) Retirement Plan (6)	—	—	689,468
Total	24,141,186	$9.67	16,373,034

All of the above equity compensation plans, other than our 401(k) Retirement Plan, were adopted with the approval of our security holders.

(1)	In January 2000, we adopted the 2000 Equity Plan to replace the 1997 Plan (described below in note 4). A total of 3.0 million shares of Exelixis common stock were initially authorized for issuance under the 2000 Equity Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: (i) 5% of our outstanding shares on a fully-diluted basis and (ii) that number of shares subject to stock awards granted under the 2000 Equity Plan during the prior 12-month period. The Board of Directors may, however, provide for a lesser number at any time prior to the calculation date. If Proposal 4 is approved, this automatic share increase provision will be removed from the 2000 Equity Plan.
(2)	In January 2000, we adopted the 2000 Non-Employee Directors’ Stock Option Plan, or the Director Plan. The Director Plan provides for the automatic grant of options to purchase shares of common stock to non-employee directors. A total of 0.5 million shares of our common stock were initially authorized for issuance under the Director Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: (i) 0.75% of our outstanding shares on a fully-diluted basis and (ii) that number of shares subject to options granted under the Director Plan during the prior 12-month period. The Board of Directors may, however, provide for a lesser number at any time prior to the calculation date.
(3)

In January 2000, we adopted the 2000 Purchase Plan. The 2000 Purchase Plan was amended in April 2005 to increase the total number of shares issuable under the 2000 Purchase Plan. The 2000 Purchase Plan allows for qualified employees (as defined in the 2000 Purchase Plan) to purchase shares of our common stock at a price equal to the lower of 85% of the closing price at the beginning of the offering period or 85% of the closing price at the end of each purchase period. A total of 0.3 million shares of common stock were initially authorized for issuance under the 2000 Purchase Plan. On the last day of each year for ten years, starting in 2000, the share reserve will automatically be increased by a number of shares equal to the greater of: (i) 0.75% of our outstanding shares on a fully-diluted basis and (ii) that number of shares subject to stock awards granted under the plan during the prior 12-month period; provided, however, that the share increases shall not exceed 3.4 million shares in the aggregate. However, the board may provide for a lesser number at any time prior to the calculation date. If Proposal 3 is approved, this automatic share increase provision will be removed from the 2000 Purchase Plan.

(4)	In January 1995, we adopted the 1994 Employee, Director and Consultant Stock Option Plan, or the 1994 Plan. The 1994 Plan provides for the issuance of incentive stock options, non-qualified stock options and stock purchase rights to key employees, directors, consultants and members of the Scientific Advisory Board. In September 1997, we adopted the 1997 Equity Incentive Plan, or the 1997 Plan. The 1997 Plan amends and supersedes the 1994 Plan. The 1997 Plan was replaced by the 2000 Equity Plan. No further options will be issued under any of the predecessor plans to the 2000 Equity Plan.
(5)	In November 1997, Agritope adopted the 1997 Stock Award Plan, or the Agritope Plan. The Agritope Plan provides for the issuance of incentive stock options and non-qualified stock options to key Agritope employees, directors, consultants and members of its Scientific Advisory Board.
(6)	We sponsor a 401(k) Retirement Plan whereby eligible employees may elect to contribute up to the lesser of 20% of their annual compensation or the statutorily prescribed annual limit allowable under Internal Revenue Service regulations. The 401(k) Retirement Plan permits Exelixis to make matching contributions on behalf of all participants. Beginning in 2002, we match 50% of the first 4% of participant contributions into the 401(k) Retirement Plan in the form of Exelixis common stock.

In connection with the acquisition of Agritope in December 2000, we assumed all the options granted and outstanding to former directors, consultants and employees of Agritope under the Agritope Plan. Each outstanding Agritope stock option was converted into the right to purchase the number of shares of our common stock as determined using the applicable exchange ratio of 0.35. All other terms and conditions of the Agritope stock options did not change and such options will operate in accordance with their terms.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of January 2, 2009 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Exelixis as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the address of each of the individuals named below is: c/o Exelixis, Inc., 249 East Grand Ave., P.O. Box 511, South San Francisco, California 94083-0511.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
George A. Scangos, Ph.D. (2)	3,971,082	3.64%
Michael M. Morrissey, Ph.D. (3)	855,621	*
Frank L. Karbe (4)	607,643	*
Gisela M. Schwab, M.D. (5)	200,203	*
Pamela A. Simonton, J.D., LL.M. (6)	468,768	*
Stelios Papadopoulos, Ph.D. (7)	1,152,277	1.08%
Charles Cohen, Ph.D. (8)	270,625	*
Carl B. Feldbaum, Esq. (9)	50,000	*
Alan M. Garber, M.D., Ph.D. (10)	70,000	*
Vincent T. Marchesi, M.D., Ph.D. (11)	112,000	*
Frank McCormick, Ph.D. (12)	80,000	*
George Poste, D.V.M., Ph.D. (13)	70,000	*
Lance Willsey, M.D. (14)	187,500	*
Jack Wyszomierski (15)	80,000	*
All directors and executive officers as a group (17 persons) (16)	8,859,420	7.87%

5% Stockholders

Entities Associated with FMR LLC (17) 82 Devonshire Street Boston, Massachusetts 021019	15,229,632	14.32%

T. Rowe Price Associates, Inc. (18) 100 E Pratt Street Baltimore, Maryland 21202	11,377,690	10.70%

Entities Associated with Barclays Global Investors, NA (19) 400 Howard Street San Francisco, California 94105	6,248,877	5.88%

Entities Associated with OrbiMed Advisors LLC (20) 767 Third Avenue, 30th Floor New York, New York 10017	6,908,800	6.50%

*	Less than one percent
(1)

This table is based upon information supplied by executive officers and directors and upon information gathered by us about principal stockholders known to us. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 106,331,183 shares outstanding on January 2, 2009, adjusted as required by rules promulgated by the SEC. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days of January 2, 2009, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days of January 2, 2009. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)	Includes 8,963 shares held by Dr. Scangos and Leslie S. Wilson, as Trustees of The Jennifer Wilson Scangos Trust, and 8,963 shares held by Dr. Scangos and Leslie S. Wilson, as Trustees of The Katherine Wilson Scangos Trust. Also includes 2,674,998 shares Dr. Scangos has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009. Also includes 100,000 shares held by Dr. Scangos as Trustee to the Scangos 2008 Grantor Retained Annuity Trust. Also includes 3,743 shares held by Dr. Scangos under our 401(k) Retirement Plan, determined based upon information provided in plan statements.
(3)	Includes 42,500 shares held by Dr. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust, dated July 21, 1994, as amended. Also includes 809,165 shares Dr. Morrissey has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009. Also includes 3,956 shares held by Dr. Morrissey under our 401(k) Retirement Plan, determined based upon information provided in plan statements.
(4)	Includes 575,415 shares Mr. Karbe has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009. Also includes 888 shares held by Mr. Karbe under our 401(k) Retirement Plan, determined based upon information provided in plan statements.
(5)	Includes 191,540 shares Dr. Schwab has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009. Also includes 1,341 shares held by Dr. Schwab under our 401(k) Retirement Plan, determined based upon information provided in plan statements.
(6)	Includes 465,000 shares Ms. Simonton has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009. Also includes 3,768 shares held by Ms. Simonton under our 401(k) Retirement Plan, determined based upon information provided in plan statements.
(7)	Includes 10,000 shares held by Fondation Santé, of which Dr. Papadopoulos is a co-trustee. Also includes 200,000 shares Dr. Papadopoulos has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(8)	Includes 100,000 shares Dr. Cohen has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(9)	Represents 50,000 shares Mr. Feldbaum has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 15,000 of which would be subject to repurchase by us, if so exercised.
(10)	Represents 70,000 shares Dr. Garber has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(11)	Includes 90,000 shares Dr. Marchesi has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(12)	Represents 80,000 shares Dr. McCormick has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(13)	Represents 70,000 shares Dr. Poste has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(14)	Includes 100,000 shares Dr. Willsey has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(15)	Represents 80,000 shares Mr. Wyszomierski has the right to acquire pursuant to options exercisable within 60 days of January 2, 2009, 2,500 of which would be subject to repurchase by us, if so exercised.
(16)	Total number of shares includes 2,457,214 shares of common stock held by our directors and executive officers as January 2, 2009 and entities affiliated with such directors and executive officers. Also includes 6,231,780 shares issuable upon exercise of options exercisable within 60 days of January 2, 2009, 35,000 of which would be subject to repurchase by us, if so exercised. Also includes 18,267 shares held by executive officers under our 401(k) Retirement Plan, determined based upon information provided in plan statements.
(17)

Fidelity Management & Research Company (“Fidelity”), Pyramis Global Advisors, LLC (“PGALLC”) and Fidelity International Limited (“FIL” and together with Fidelity and PGALLC, the “Fidelity Investment Advisers”), are wholly owned subsidiaries of FMR LLC, investment advisers and the beneficial owners of 15,148,532, 21,200 and 59,900 shares of our common stock, respectively, as a result of acting as the investment advisers to various investment companies (the “Fidelity Funds”). Each of FMR LLC and Edward C. Johnson 3rd, Chairman of FMR LLC, through their control of the Fidelity Investment Advisors and its funds, has sole power to dispose of the 15,229,632 shares owned by the Fidelity Funds. Neither FMR LLC nor Edward C. Johnson 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ boards of trustees. Each of Edward C. Johnson 3rd and FMR LLC, through its control of PGALLC, has sole dispositive power over 21,200 shares and sole power to vote or direct the voting of 21,200 shares owned by the institutional accounts or funds advised by PGALLC. Fidelity Investment Advisers carry out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees. The foregoing information is based solely on a Schedule 13G/A filed with the SEC on February 17, 2009, which provides information only as of December 31, 2008 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between December 31, 2008 and January 2, 2009.

(18)	These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser. Price Associates reported that it has sole dispositive power over such shares and sole voting power over 2,904,000 of such shares. The foregoing information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2009, which provides information only as of December 31, 2008 and, consequently, the beneficial ownership of above-mentioned reporting person may have changed between December 31, 2008 and January 2, 2009.
(19)	Represents 2,503,615 shares beneficially owned by Barclays Global Investors, NA and 3,745,262 shares beneficially owned by Barclays Global Fund Advisors. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors, NA reported that it has sole voting power over 2,141,580 of such shares and sole dispositive power over 2,503,615 of such shares, and Barclays Global Fund Advisors reported that it has sole voting and dispositive power over 3,745,262 of such shares. The foregoing information is based solely on a Schedule 13G filed with the SEC on February 5, 2009, which provides information only as of December 31, 2008 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between December 31, 2008 and January 2, 2009.
(20)	Represents 3,900,700 shares held by OrbiMed Advisors LLC and 3,008,100 shares held by OrbiMed Capital LLC. Samuel Isaly is a control person of OrbiMed Advisors LLC and OrbiMed Capital LLC and shares dispositive and voting power over the 3,900,700 shares held by OrbiMed Advisors LLC and the 3,008,100 shares held by OrbiMed Capital LLC. OrbiMed Advisors LLC and OrbiMed Capital LLC hold shares on behalf of Stichting Pensioenfonds APB (1,200,000), Caduceus Capital Master Fund Limited (730,000), Caduceus Capital II, L.P. (680,000), UBS Eucalyptus Fund, LLC (485,000), PW Eucalyptus Fund, Ltd. (47,000), Summer Street Life Sciences hedge Fund Investors LLC (240,000), Finsbury Worldwide Pharmaceutical Trust plc (800,000), Eaton Vance Worldwide Health Sciences (2,652,400), Eaton Vance Emerald Worldwide health Sciences (38,100), and Eaton Vance Variable Trust (36,300). The foregoing information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2009, which provides information only as of December 31, 2008 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between December 31, 2008 and January 2, 2009.

EXECUTIVE OFFICERS

The following chart sets forth certain information regarding our executive officers as of March 16, 2009:

Name	Age	Position
George A. Scangos, Ph.D.(1)	60	President, Chief Executive Officer and Director

Michael M. Morrissey, Ph.D.	48	President of Research and Development

Frances K. Heller, J.D.	42	Executive Vice President, Business Development

Frank L. Karbe	40	Executive Vice President and Chief Financial Officer

Gisela M. Schwab, M.D.	52	Executive Vice President and Chief Medical Officer

Pamela A. Simonton, J.D., LL.M.	59	Executive Vice President and General Counsel

Peter Lamb, Ph.D.	48	Senior Vice President, Discovery Research and Chief Scientific Officer

Lupe M. Rivera	42	Senior Vice President, Operations

(1)	Please see “Class III Directors Continuing in Office Until the 2011 Annual Meeting” in this Proxy Statement for information about Dr. Scangos.

Michael M. Morrissey, Ph.D., has served as President of Research and Development since January 2007. From January 2006 until December 2006, Dr. Morrissey served as Executive Vice President, Discovery. From January 2003 to December 2005, Dr. Morrissey served as Senior Vice President, Discovery. Previously, he served as Vice President of Discovery Research from February 2000 through December 2002. From 1991 to 2000, Dr. Morrissey held several positions at Berlex Biosciences, last holding the position of Vice President, Discovery Research. From 1986 to 1991, he served as a Senior Scientist and Project Team Leader in Medicinal Chemistry at CIBA-Geigy Corporation, a pharmaceutical company. He is the author of numerous scientific publications in medicinal chemistry and drug discovery and an inventor on 68 issued U.S. patents and 25 additional published U.S. patent applications. Dr. Morrissey holds a B.S. (Honors) in Chemistry from the University of Wisconsin and a Ph.D. in Chemistry from Harvard University.

Frances K. Heller, J.D., has served as Executive Vice President, Business Development since August 2008. From December, 2003 until she joined Exelixis, Ms. Heller was head of Strategic Alliances at Novartis Institutes for Biomedical Research (NIBR), the global research organization for Novartis AG. Prior to NIBR, from 2001 to 2003, Ms. Heller served as Vice President of Corporate Development & Legal Affairs at Signature BioScience, Inc., an oncology drug discovery company, where she oversaw all business development and legal activities. Prior to Signature Bioscience, from 1998 to 2001 Ms. Heller held positions of increasing responsibility at Celera Genomics, most recently serving as Corporate and Intellectual Property Counsel and head of the legal department with responsibility for corporate and business transactions and gene discovery collaborations. Ms. Heller is a member of the California State Bar and is licensed by the United States Patent and Trademark Office. She received her J.D. degree from the Golden Gate University School of Law, her M.A. in biology from American University, and her B.S. in biology from Tulane University.

Frank L. Karbe has served as Executive Vice President and Chief Financial Officer since July 2007. From February 2004 to July 2007, Mr. Karbe served as Senior Vice President, Chief Financial Officer. From 1997 to January 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group focusing on corporate finance and mergers & acquisitions in the biotechnology industry. Prior to Goldman Sachs, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe holds a Diplom Kaufmann from the WHU—Otto Beisheim Graduate School of Management, Koblenz, Germany (equivalent to a U.S. Masters of Business Administration).

Gisela M. Schwab, M.D., has served as Executive Vice President and Chief Medical Officer since January 2008. She joined Exelixis in 2006 as Senior Vice President and Chief Medical Officer. From 2002 to 2006, she held the position of Senior Vice President and Chief Medical Officer at Abgenix, Inc., a human antibody-based drug development company. She also served as vice president, clinical development, at Abgenix from 1999 to 2001. Prior to working at Abgenix, from 1992 to 1999, she held positions of increasing responsibility at Amgen Inc., most recently as Director of Clinical Research and Hematology/Oncology Therapeutic Area Team Leader. She received her Doctor of Medicine degree from the University of Heidelberg, trained at the National Cancer Institute and is board certified in internal medicine and hematology and oncology.

Pamela A. Simonton, J.D., LL.M., has served as Executive Vice President and General Counsel since January 2008. Previously, she served as Senior Vice President, Patents and Licensing from January 2004 until December 2007. In addition, she served as Vice President of Corporate Technology Development from April 2000 through December 2003. From July 1996 to April 2000, Ms. Simonton served as Vice President, Licensing and Acquisitions for Bayer Corporation’s Pharmaceutical Division. From September 1994 to July 1996, Ms. Simonton served as Vice President of Patents and Licensing for Bayer’s Pharmaceutical Division, North America. Ms. Simonton is admitted to practice in California (RIHC), the District of Columbia and Florida and before the United States Patent and Trademark Office. Ms. Simonton holds a B.S. in Chemistry from Barry College, an M.S. in Physics from the University of Miami, a J.D. from Nova University and an LL.M. in Patent and Trade Regulation from George Washington University.

Peter Lamb, Ph.D., has served as Senior Vice President, Discovery Research and Chief Scientific Officer since January 2007. Previously, he served as Vice President, Discovery Pharmacology from December 2003 until January 2007 and Senior Director, Molecular Pharmacology and Structural Biology from October 2000 until December 2003. From June 1992 until September 2000 he held positions of increasing responsibility at Ligand Pharmaceuticals, most recently serving as Director of Transcription Research. During this time, he led teams that implemented novel drug discovery approaches that led to the identification of the first small molecule activators of cytokine receptors. Dr. Lamb has held post-doctoral research fellowships at the Carnegie Institution, Department of Embryology, with Dr. S.L. McKnight and the University of Oxford with Dr. N.J. Proudfoot, working in the field of gene regulation. He has authored numerous articles in the fields of gene expression, signal transduction and oncology, and is an author on multiple issued and pending US patents. He has a Ph.D. in Molecular Biology from the ICRF/University of London and a B.A. in Biochemistry from the University of Cambridge.

Lupe M. Rivera has served as Senior Vice President, Operations since July 2007. Ms. Rivera served as Senior Vice President, Human Resources and Communications from January 2007 through June 2007. Ms. Rivera served as Vice President, Human Resources from July 2004 through December 2006, and she served as Exelixis’ Human Resources Director from January 2002 through June 2004. She joined Exelixis in 2002 from AT&T’s Digital Subscriber Line (DSL) unit where she held the position of District Manager, Human Resources. Prior to joining AT&T, she was Director, Human Resources for NorthPoint Communications, and prior to that she held various positions with Deltanet, an information technology company. Ms. Rivera also spent twelve years in banking with Valley National Bank of Arizona and Bank One, Arizona. Ms. Rivera holds a Masters Degree in Human Resources & Organization Development from University of San Francisco. Ms. Rivera is a certified Senior Professional in Human Resources (SPHR) by the Human Resource Certification Institute and a Certified Compensation Professional (CCP) from World at Work (formerly known as the American Compensation Association).

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Objectives of the Compensation Program

We are committed to developing innovative therapies for cancer and other serious diseases. Through our integrated drug discovery and development activities, we are building a portfolio of novel compounds that we believe have the potential to be high-quality, differentiated pharmaceutical products. Our most advanced pharmaceutical programs focus on discovery and development of small molecule drugs for cancer. The success of development-stage biotechnology companies is significantly influenced by the quality of their work forces, and we believe that it is critical to our business that we retain our highly qualified employees, including our executive officers in particular. Despite the current economic environment, large pharmaceutical companies and strong local competitors aggressively recruit executives and other skilled employees, with the most critical positions at our company among those that are the most in demand by our competitors. In light of these circumstances, the overall objective of our compensation program is to support our business objectives by attracting, retaining and motivating the highest caliber of executives and other employees.

The goals of our executive compensation program are to align compensation with business objectives and performance and with the interests of our stockholders and to enable us to attract, retain and reward executive officers for extraordinary performance. We pay cash compensation to provide an appropriate and competitive level of current cash income and to reward, in the case of any bonus or salary increase, superior performance over the past year. As discussed in further detail below, our 2008 compensation program for our Named Executive Officers (as defined in “Summary of Compensation” below) consisted of, and was intended to strike a balance among, the following three principal components:

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Base Salary. Base salary for each of our Named Executive Officers is based principally on a review of the performance of Exelixis and each Named Executive Officer during the prior year, the criticality of each Named Executive Officer’s skill set, each Named Executive Officer’s expected future contributions and prospects for advancement, each Named Executive Officer’s tenure and market and benchmark data for our industry and specific peer group, as well as applicable market pressures.

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Bonus. Annual cash bonuses are discretionary but generally follow guidelines that set bonus targets based on the seniority of the applicable position and take into account the achievement of objectives.

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Equity Incentive Compensation. Long-term incentive awards, comprised of stock option grants, are designed to ensure that incentive compensation is linked to our long-term performance and to align our Named Executive Officers’ performance objectives with the interests of our stockholders. Stock options were granted to our Named Executive Officers both as a reward for past individual and corporate performance and as an incentive for future performance based on the factors set forth above with respect to base salaries, also taking into account the percentage of vested versus unvested options held by each Named Executive Officer.

In addition, we have a Change in Control and Severance Benefit Plan in which all of our Named Executive Officers participate.

The Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term incentive compensation, or between cash and non-cash compensation. However, because of the overall importance to our success of aggressively pursuing our strategic goals, as well as to preserve our cash resources, a significant portion of the Named Executive Officers’ total compensation has been, and is expected to continue to be, comprised of stock options.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee is responsible for recommending to the Board for approval the compensation packages offered to our Named Executive Officers. The Compensation Committee acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies, plans and programs and establishing and reviewing general policies relating to compensation and benefits of our employees. The Compensation Committee also administers our 2000 Equity Incentive Plan and our other benefit plans. For executive compensation decisions, including decisions relating to the grant of stock options to Named Executive Officers, the Compensation Committee typically considers the recommendations of Dr. Scangos, our Chief Executive Officer, and Dr. Scangos typically participates in the Compensation Committee’s deliberations about Named Executive Officer compensation matters. Dr. Scangos and our Compensation Committee also consider the recommendations of Dr. Morrissey, our President of Research and Development, with respect to officers who report to Dr. Morrissey. Dr. Scangos, Lupe Rivera, our Senior Vice President, Operations, Pamela Simonton, our Executive President and General Counsel, and James Bucher, our Vice President, Corporate Legal Affairs and Secretary, participated in a discussion with the Compensation Committee regarding a possible general approach to the 2009 compensation decisions for all employees, including the Named Executive Officers. However, none of these officers participated in the determination of his or her own compensation, nor did he or she participate in deliberations with respect thereto. Our Chief Executive Officer also annually develops our research and development and other business goals, which are reviewed and, subject to their input, approved by the Compensation Committee and/or the Board. In determining their Named Executive Officer compensation recommendations, Dr. Scangos and Dr. Morrissey solicit the input of, and receive documentary support from Ms. Rivera, who was responsible for our human resources function in connection with compensation decisions for 2008 and 2009 to date. The Compensation Committee also receives documentary support from Ms. Rivera, including benchmark and industry data from third-party salary survey sources and a compensation consultant. Except as described above, no other executive officers participated in the determination or recommendation of the amount or form of Named Executive Officer compensation. We also retained the consulting firm, Remedy Compensation Consulting, to compile benchmark and industry compensation data. The Compensation Committee does not delegate any of its functions to others in determining executive compensation, and we do not currently engage any other consultants with respect to executive and/or director compensation matters.

After the Compensation Committee finalizes its recommendations regarding compensation for our Named Executive Officers, the Compensation Committee presents its recommendations to the full Board for consideration and approval.

Compensation Committee Process

In setting the level of cash and equity compensation for our Named Executive Officers, the Compensation Committee considers various factors, including the performance of Exelixis and each Named Executive Officer during the prior year, the criticality of each Named Executive Officer’s skill set, each Named Executive Officer’s performance and expected future contributions, market and benchmark data for our industry and specific peer group, each Named Executive Officer’s tenure and the percentage of vested versus unvested options held by each Named Executive Officer. The Compensation Committee also considers our available cash resources, economic and market conditions and stockholder returns. When establishing each element of a Named Executive Officer’s compensation, the Compensation Committee also takes into consideration the Named Executive Officer’s historical cash and equity compensation as well as his or her total current and potential compensation.

The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable publicly held companies. To this end, the Compensation Committee reviews market and benchmark data, which include competitive information relating to compensation levels for comparable positions in the biotechnology and life sciences industries, as well as the compensation levels of our Named Executive Officers. In conjunction with its review, the Compensation Committee reviews peer company data obtained from publicly filed proxy statements and the following benchmark surveys: Radford Global Life Sciences Survey and ORC WorldWide—SIRS Benchmark Survey.

The list of our peer companies used for reference in setting base salaries and bonus targets for 2008 was developed and approved by our Nominating and Corporate Governance Committee and Board in 2007. Our peer companies used for reference in setting base salaries and bonus targets for 2008 were selected by eliminating from a list of U.S.-listed biotechnology companies those companies that our Nominating and Corporate Governance Committee deemed not suitable for comparison purposes because, at the time that the peer list was determined, (a) they were not U.S. companies, (b) their operations were not directly comparable to our operations, such as companies specializing in drug delivery technologies or tools, (c) they had a market capitalization in excess of $4.0 billion or less than $250.0 million, (d) they had more than 1,500 or fewer than 100 employees, (e) they were not clinical development-stage companies or (f) a substantial portion of their revenues were related to marketed products.

The companies comprising our peer group for reference in setting base salaries and bonus targets for 2008 were:

Acadia Pharmaceuticals Inc.	Cytokinetics Inc.	Neurocrine Biosciences Inc.
Affymax, Inc.	Dendreon Corporation	Regeneron Pharmaceuticals Inc
Alnylam Pharmaceuticals Inc.	Geron Corp.	Rigel Pharmaceuticals Inc
Altus Pharmaceuticals Inc.	Human Genome Sciences, Inc.	Seattle Genetics Inc.
Arena Pharmaceuticals, Inc.	Incyte Corp.	Senomyx Inc.
Ariad Pharmaceuticals Inc.	Isis Pharmaceuticals Inc.	Xenoport Inc.
Array BioPharma Inc	Lexicon Genetics Inc.	Xoma Ltd.
Biocryst Pharmaceuticals Inc.	Maxygen, Inc.	Zymogenetics, Inc.
Cell Genesys Inc.	Medarex, Inc.

In 2008, the Nominating and Corporate Governance Committee and Board assessed the continued appropriateness of this peer group and determined that it remained appropriate for reference in setting base salaries and bonus targets for 2009, with the addition of Vertex Pharmaceuticals, Inc., which the Nominating and Corporate Governance Committee and Board considered a comparable company despite the metrics set forth above.

The Compensation Committee benchmarks cash compensation as well compensation in the form of stock options. The Compensation Committee uses peer group data primarily to insure that our executive compensation program as a whole is competitive. Consistent with the Compensation Committee’s philosophy of maintaining compensation levels that attract and retain the highest caliber executives, the Compensation Committee generally targets total cash and equity compensation at the upper third percentile of the peer company market. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Compensation Committee relies on its judgment about each individual rather than adopting a formulaic approach to compensatory decisions.

Elements of Compensation

Our executive compensation program consists of three principal components: base salary, annual cash bonuses (if approved by our Compensation Committee and Board) and equity incentive compensation in the form of stock options. Our Named Executive Officers are also eligible to participate, on the same basis as other employees, in our 401(k) Retirement Plan, our employee stock purchase plan and our other benefit programs generally available to all employees. Our Named Executive Officers currently do not receive any perquisites.

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Base Salary. The Compensation Committee annually reviews each Named Executive Officer’s base salary and sets such salary based on the criticality of each Named Executive Officer’s skill set, each Named Executive Officer’s performance and expected future contributions, market and benchmark data for our industry and specific peer group, and each Named Executive Officer’s tenure. The Compensation Committee also considers our available cash resources and economic and market conditions.

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Annual Cash Bonus. Our annual cash bonuses are intended to align the Named Executive Officers’ compensation with our business objectives and performance and with the interests of our stockholders and to enable us to retain and reward Named Executive Officers who demonstrate extraordinary performance. Annual cash bonuses are discretionary, but our Compensation Committee follows guidelines that set bonus targets (expressed as a percentage of base salary) based on the seniority of the applicable position and through 2008 took into account the achievement of company-wide and, other than for our Chief Executive Officer and President of Research and Development, applicable division or department performance objectives. The bonus targets are reviewed annually by the Compensation Committee. Our company-wide goals in 2008 included both corporate, research and development and business goals. Through 2008, our Compensation Committee followed guidelines that provide that the portion of a Named Executive Officer’s total bonus target that is tied to the company-wide performance component increases with the seniority of the Named Executive Officer’s position. In 2008, the company-wide performance component was 80% for our executive vice presidents and senior vice presidents and 100% for our Chief Executive Officer and President of Research and Development. For 2009, the Compensation Committee has eliminated the percentage guidelines related to the portion of each Named Executive Officer’s annual cash bonus that is tied to company-wide and division or department performance components in favor of a more discretionary approach based on the Compensation Committee’s assessment of each Named Executive Officer’s performance and company factors. Whether or not a bonus is paid for any year is within the discretion of our Board. The actual bonus awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of our company-wide objectives. In awarding bonuses, the Compensation Committee also reviews total cash compensation (base salary and bonus) awarded to similarly situated executive officers at our peer companies.

In determining annual cash bonuses, the Compensation Committee takes into account the extent to which we achieve the annual company-wide goals that are established by the executive officers and approved by the Compensation Committee and/or our Board and, other than with respect to our Chief Executive Officer and President of Research and Development, the extent to which each Named Executive Officer’s division or department contributed to the overall success of Exelixis. However, while we have established general guidelines related to bonus target amounts and had general guidelines related to the portion of each Named Executive Officer’s annual cash bonus that is tied to company-wide and division or department performance components, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each Named Executive Officer’s division of department contributed to the overall success of Exelixis.

Through 2007, the Compensation Committee generally made compensation decisions related to Named Executive Officers once a year at its regular meeting in December, as well as, if appropriate, in connection with new hires and promotions during the year. In December 2008, in light of then pending discussions with Bristol-Myers Squibb Company and other possible business development activities, the Compensation Committee determined to defer its regular annual compensation decisions to another meeting of the Compensation Committee to be held before the February 2009 Board meeting.

The Compensation Committee has not determined whether it would attempt to recover bonuses from our executive officers if the performance objectives that led to a bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

We have not paid any significant signing or promotion bonuses to our Named Executive Officers, nor have we guaranteed any bonuses to our Named Executive Officers.

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Equity Incentives. Our 2000 Equity Incentive Plan provides for the issuance of options to Named Executive Officers to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. We grant stock options to align Named Executive Officers’ compensation with our long-term performance, thereby linking their compensation to the interests of our stockholders. The Compensation Committee believes that stock options continue to be the most effective equity-based tool to motivate our Named Executive Officers to aggressively pursue our long-term strategic goals because options only have value if our stock price increases over time. Stock options are also the most prevalent long-term incentive instrument at our peer companies. Prior to 2008, the Compensation Committee generally approved the grant of stock options to Named Executive Officers once a year at its regular meeting in December, as well as, if appropriate, in connection with promotions during the year. In light of the deferral of annual compensation decisions from December 2008 to the first quarter of 2009, the Compensation Committee granted stock options to the Named Executive Officers in both December 2008 and February 2009. Stock options are granted to our Named Executive Officers both as a reward for past individual and corporate performance and as an incentive for future performance. In determining the size of option grants to Named Executive Officers, the Compensation Committee considers the number of shares of our common stock subject to outstanding options, including exercise prices, already held by each Named Executive Officer and the percentage of vested versus unvested options held by each Named Executive Officer, as well as market and benchmark data for our industry and specific peer group. Because of the overall importance to our success of aggressively pursuing our strategic goals, as well as to preserve our cash resources, a significant portion of the Named Executive Officers’ total compensation has been, and is expected to continue to be, comprised of stock options.

•

Change in Control and Severance Benefit Plan. Our Change in Control and Severance Benefit Plan, in which all of our Named Executive Officers participate, was adopted in 2005 in order to consolidate our prior change in control and severance benefits with individual executives into a single uniform double-trigger plan for executive officers, to maintain the competitiveness of our executive compensation program and to remove an executive’s potential personal bias against a takeover attempt. We amended our Change in Control and Severance Plan in December 2008 to bring the plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. A description of this plan is included below under the heading “—Potential Payments Upon Termination or Change-in-Control.” We adopted a double-trigger plan, in which each plan participant receives benefits under the plan only if the plan participant is terminated without cause or resigns for good reason after a change in control, rather than a single-trigger plan, in which each plan participant would receive benefits under the plan if a change in control occurs or the plan participant resigns for any reason after a change in control. In assessing whether the plan should provide for a single or double trigger, we conducted an analysis of prevailing change in control practices at our peer-companies. We selected the double-trigger because it protects the plan participants from post-change in control events that are not related to the plan participants’ performance, encourages the plan participants to stay throughout a transition period in the event of a change in control and does not provide for benefits for a plan participant who remains with the surviving company in a comparable position.

•

Other Benefits. We have a 401(k) Retirement Plan in which substantially all of our employees, including our Named Executive Officers, are entitled to participate. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to plan limits, subject to government limitations. We match 50% of the first 4% of employee contributions into the 401(k) Retirement Plan. Our employee stock purchase plan allows for qualified employees to purchase shares of our common stock at a price equal to the lower of 85% of the closing price at the beginning of the offering period or 85% of the closing price at the end of each six month purchase period. We provide health care, dental and vision benefits to all full-time employees, including our Named Executive Officers. These and other benefits are available to all employees, subject to applicable laws.

2008 and 2009 Compensation Decisions

General. In determining each Named Executive Officer’s 2008 and 2009 base salaries and target bonuses and cash bonus for 2008, the Compensation Committee considered a number of factors and criteria, including the officer’s historical compensation levels, the criticality of each Named Executive Officer’s skill set, each Named Executive Officer’s and Exelixis’ performance during the prior year, each Named Executive Officer’s expected future contributions, market and benchmark data for our industry and specific peer group and each Named Executive Officer’s tenure.

In addition to the factors and criteria described above, the Compensation Committee gave significant consideration to our available cash resources, the prolonged economic downturn, the deterioration of the capital markets and the related limitations on stockholder returns. The Compensation Committee sought to balance these factors and our goal of being able to operate independently of the capital markets for a substantial period of time with the Compensation Committee’s desire to reward our employees, including the Named Executive Officers, for their performance in 2008 and to provide an incentive for future performance. While the Compensation Committee had considered our available cash resources, economic and market conditions and stockholder returns in its compensation decisions in prior years, the Compensation Committee believed that these factors demanded greater consideration in its late 2008 and early 2009 deliberations in light of the prolonged economic downturn and substantial deterioration of the capital markets.

Consistent with the Compensation Committee’s philosophy of maintaining compensation levels that attract and retain the highest caliber executives, through 2008 the Compensation Committee generally targeted base salary, target bonus amount and total cash compensation for each Named Executive Officer at a level competitive with approximately the upper third of similarly situated executive officers at companies included our peer company market and in the market surveys reviewed by the Compensation Committee. Through 2008, the Compensation Committee also reviewed historical compensation levels for our Named Executive Officers and similarly situated executive officers at our peer companies in order to ascertain any trends in executive officer compensation.

In determining the 2008 base salaries for each Named Executive Officer in December 2007, the Compensation Committee aimed to set the base salaries at competitive levels as described above and considered each Named Executive Officer’s performance in the prior year in adjusting his or her base salary. In determining each Named Executive Officer’s 2008 base salary, the Compensation Committee considered our 2007 corporate, research and development and business goals and achievements, as discussed in the Compensation Discussion and Analysis section of the proxy statement related to our 2008 annual meeting. In 2009, in order to preserve our available cash resources, particularly in light of economic and market conditions, the Compensation Committee determined not to adjust base salaries or target bonus levels for 2009.

In determining bonus awards for 2008, the Compensation Committee considered our 2008 corporate, research and development and business goals, which included objectives related to progress in our clinical trials of our product candidates XL647, XL880, XL820, XL184, XL518, XL147, XL765, XL019, XL228, XL281, XL844 and XL418; making investigational new drug application filings; achieving corporate collaboration milestones; advancing new compounds to development candidate status; managing our research pipeline; commencing the development of a commercial infrastructure; and concluding 2008 with an appropriate amount of cash resources. In particular, the Compensation Committee considered:

•	our completion in December 2008 of a significant new collaboration and license agreement with Bristol-Myers Squibb Company related to XL184 and XL281;

•	GlaxoSmithKline’s selection of XL880 for further development by GlaxoSmithKline;

•	our commencement of a pivotal trial and submission of proof-of-concept data report to GlaxoSmithKline for XL184;

•	Genentech’s opt-in decision with respect to XL518;

•	the advancement of XL147 and XL765 in Phase 1 clinical trials;

•	the decision to advance XL228 and XL 281 into Phase 2 clinical trials;

•	the preparation of investigational new drug, or IND, applications for XL139, XL888 and XL413;

•	the achievement of milestones under our collaboration with Bristol-Myers Squibb Company related to XL139 and XL413;

•	the advancement of three compounds to development candidate status;

•	the clinical data-driven decision with respect to suspension of development of XL647, XL820, XL844 and XL418;

•	the rationalization of our research and development pipeline through partnering and program terminations; and

•	our completion of 2008 with approximately $284 million of cash and cash equivalents, marketable securities, investments held by Symphony Evolution, Inc. and restricted cash and investments.

In February 2009, the Compensation Committee determined that we had met our goals for 2008 except to the extent that goals evolved during the year due to strategic changes or clinical-data driven decisions.

The Compensation Committee’s determination of cash bonuses for 2008 for the Named Executive Officers, including our Chief Executive Officer, took into account its assessment of Exelixis’ performance, our available cash resources, particularly in light of economic and market conditions and each Named Executive Officer’s performance. While the Compensation Committee considered our general bonus guidelines, the Compensation Committee exercised broad discretion in determining the amount of cash bonuses for 2008. The Compensation Committee determined that the Named Executive Officers and other members of executive management functioned well as a team for purposes of our most critical achievements in 2008, including in particular the establishment of a significant new collaboration arrangement with Bristol-Myers Squibb Company, and that it was generally not possible to distinguish between the levels of contribution of each of the Named Executive Officers. The Compensation Committee also noted that Exelixis was implementing an overall approach of reducing cash bonuses to employees generally and that management was targeting approximately 50% of target amounts for vice presidents and above in order to conserve Exelixis’ cash resources in a difficult financing market. Accordingly, based on its assessment of Exelixis’ performance as discussed above, the Compensation Committee determined that it would be appropriate to award a bonus to each of the Named Executive Officers in the amount of approximately 50% of his or her target bonus amount.

The Compensation Committee set the 2009 target bonus percentages for each Named Executive Officer at the same levels as in 2008, based on the competitive levels as described above, and taking into account each Named Executive Officer’s performance in 2008 and prior years, as applicable, and trends in executive compensation at our peer companies and generally in our industry. The target bonus amounts are intended to serve only as general guidelines for awarding actual bonuses and are not designed to set formulaic payout levels. In February 2009, the Board also reviewed our goals and objectives for 2009. Our 2009 goals include objectives related to: progress in clinical trials of our product candidates with emphasis on advancing the development of XL184 in partnership with Bristol Myers Squibb Company; reaching go/no decisions for XL019, XL228 and XL888; completing the transfer of XL518 to Genentech; partnering our PI3K compounds XL147 and XL765; generating additional development candidates which will serve as the basis for making IND filings; achieving corporate collaboration milestones; advancing new compounds to development candidate status; managing our research pipeline; and concluding 2009 with an appropriate amount of cash resources.

In determining option grants to our Named Executive Officers in December 2008 and February 2009, the Compensation Committee considered the number of shares of our common stock subject to outstanding options, including exercise prices, then currently held by each Named Executive Officer, as well as market and benchmark data for our industry and specific peer group, with the goal of ensuring a level of incentive compensation for each Named Executive Officer that is appropriately linked to our long-term performance and aligns our Named Executive Officers’ performance objectives with the interests of our stockholders. The Compensation Committee approved the grant of options in December 2008 largely as a retention tool, particularly in light of the fact that the majority of the options held by the Named Executive Officers were granted at exercise prices that were substantially above recent market prices for our common stock and thus had minimal retention value for the then foreseeable future. The grant to each Named Executive Officer in December 2008 was equal to 50% of our 2008 target performance stock option grant for such Named Executive Officer. The target grant was intended to provide each Named Executive Officer with an ongoing equity position in the Company that is competitive with approximately the upper third of similarly situated executive officers at companies included our peer company market and in the market surveys reviewed by the Compensation Committee. The Compensation Committee determined that the appropriate level of option grants in December 2008 was 50% of the target grant amounts based on its assessment that this level of grant provided the appropriate amount of equity-based retention incentive in light of the deferral of comprehensive compensation decisions until February 2009 and the limited retention value provided by previously outstanding grants as of December 2008. The Compensation Committee also noted that Exelixis would be making option grants in December 2008 to other employees of Exelixis equal to 50% of the target grant for each level of employee and determined that it would be equitable to make comparable grants to the Named Executive Officers. In order to ensure that the options were granted at an exercise price that reflected the fair market value of our common stock taking into account then pending potential material information, the Compensation Committee determined that stock option grants would be made two full trading days following the later of (i) a public announcement that we had entered into the then pending collaboration with Bristol-Myers Squibb Company and (ii) our R&D Day held on December 12, 2008. The option grants that were approved in February 2009 took into account the December 2008 option grants and generally equaled 25% of the 2009 target performance stock option grant for each Named Executive Officer, such that the aggregate of the December 2008 and February 2009 option grants equaled 75% of the target grant amounts. The February 2009 grants were intended to provide both an appropriate amount of ongoing equity-based retention incentive and to compensate, in part, for the decision not to raise salaries in 2009 and to pay cash bonuses at 50%, rather than a higher percentage, of target amounts despite Exelixis’ strong performance in 2008. The Compensation Committee determined that, while it was important to continue to focus on equity, rather than cash, incentives, the aggregate option grant to each Named Executive Officer should be less than his or her full target amount in recognition of overall conditions in the financial markets and the related limitations on Exelixis stockholder returns. The Compensation Committee applied its discretion in determining that aggregate grants equal to 75% of the target grant amounts represented the appropriate balance between incentive compensation and stockholder interests. All option grants to Named Executive Officers in December 2008 and February 2009 were made at an exercise price of $5.04 and $4.42 per share, respectively, which was equal to the fair market value for each share of our common stock on the date of grant. The option to purchase 25% of the shares subject to such options vests one year from the grant date, and the options vest as to remaining shares in 36 equal monthly installments thereafter.

The Compensation Committee granted stock options rather than other forms of equity compensation, and applied the foregoing vesting schedule, in order to remain competitive based on its view of prevailing practices at our peer companies and generally in our industry and to maintain consistency with historical practice and equity incentives granted to new employees.

The Compensation Committee presented all of the compensation decisions described above to the full Board. After considering the recommendations of the Compensation Committee, the Board approved the 2009 compensation decisions for the Named Executive Officers.

Compensation for the Chief Executive Officer. In determining Dr. Scangos’ 2008 and 2009 base salaries and target bonuses, cash bonus for 2008 and December 2008 and February 2009 stock option grants, the Compensation Committee considered the factors and criteria described under the heading “—2008 and 2009 Compensation Decisions—General” above.

On the strength of our achievements and in recognition of Dr. Scangos’ instrumental leadership role as our Chief Executive Officer, in December 2007, the Compensation Committee recommended, and Board approved, a merit increase of approximately 7.0% to Dr. Scangos’ 2007 base salary (to $850,000 in 2008). The increase in Dr. Scangos’ base salary was based on the factors and criteria described under the heading “—2008 and 2009 Compensation Decisions—General” above and was generally consistent on a percentage basis with the merit salary increases for 2008 approved for the other Named Executive Officers. The Compensation Committee considered the base salaries of chief executive officers at companies that it considered comparable as a factor in its determination of Dr. Scangos’ base salary for 2008, but it did not specifically benchmark Dr. Scangos’ base salary to a particular peer group.

In February 2009, the Compensation Committee recommended, and the Board approved, a cash bonus of $255,000 for Dr. Scangos’ performance in 2008. Dr. Scangos’ target bonus for 2008 was 60% of his base salary, and the actual bonus paid to Dr. Scangos represented approximately 30% of his base salary, consistent with the Compensation Committee’s determination that it would be appropriate to award a bonus to each of the Named Executive Officers, including the Chief Executive Officer, in the amount of approximately 50% of his or her target bonus amount, as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above. In December 2008 and February 2009, the Compensation Committee recommended, and the Board approved, the grant to Dr. Scangos of stock options to acquire 200,000 and 100,000 shares of our common stock, respectively. The Compensation Committee maintained Dr. Scangos’ base salary and target bonus for 2009 at 2008 levels ($850,000 and 60%, respectively), as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above.

Compensation of the Other Named Executive Officers. The Compensation Committee reviewed similar considerations for each of the other Named Executive Officers, including the factors and criteria described under the heading “—2008 and 2009 Compensation Decisions—General” above.

Dr. Morrissey. In recognition of Dr. Morrissey’s contributions, in December 2007, the Compensation Committee recommended, and the Board approved, an aggregate merit and promotion increase of 10.0% to Dr. Morrissey’s 2007 base salary (to $484,629 in 2008). The salary increase for Dr. Morrissey for 2008 took into account his promotion during the year to President of Research and Development and was based on the Compensation Committee’s assessment of the appropriate salary for an officer in Dr. Morrissey’s position, taking into account practices at comparable companies.

In February 2009, the Compensation Committee recommended, and the Board approved, a cash bonus of $121,157 for Dr. Morrissey’s performance in 2008. Dr. Morrissey’s target bonus for 2008 was 50% of his base salary, and the actual bonus paid to Dr. Morrissey represented approximately 25% of his base salary, consistent with the Compensation Committee’s determination that it would be appropriate to award a bonus to each of the Named Executive Officers in the amount of approximately 50% of his or her target bonus amount, as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above. In December 2008 and February 2009, the Compensation Committee recommended, and the Board approved, the grant to Dr. Morrissey of stock options to acquire 50,000 and 25,000 shares of our common stock, respectively. The Compensation Committee maintained Dr. Morrissey’s base salary and target bonus for 2009 at 2008 levels ($484,629 and 50%, respectively), as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above.

Mr. Karbe. In recognition of Mr. Karbe’s contributions, in December 2007, the Compensation Committee recommended, and the Board approved, a merit increase of 7.0% to Mr. Karbe’s 2007 base salary (to $411,950 in 2008). The increase in Mr. Karbe’s base salary was based on the factors and criteria described under the heading “—2008 and 2009 Compensation Decisions—General” above and was generally consistent on a percentage basis with the merit salary increases for 2008 approved for the other Named Executive Officers.

In February 2009, the Compensation Committee recommended, and the Board approved, a cash bonus of $92,689 for Mr. Karbe’s performance in 2008. Mr. Karbe’s target bonus for 2008 was 45% of his base salary, and the actual bonus paid to Mr. Karbe represented approximately 22.5% of his base salary, consistent with the

Compensation Committee’s determination that it would be appropriate to award a bonus to each of the Named Executive Officers in the amount of approximately 50% of his or her target bonus amount, as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above. In December 2008 and February 2009, the Compensation Committee recommended, and the Board approved, the grant to Mr. Karbe of stock options to acquire 50,000 and 25,000 shares of our common stock, respectively. The Compensation Committee maintained Mr. Karbe’s base salary and target bonus for 2009 at 2008 levels ($411,950 and 45%, respectively), as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above.

Dr. Schwab. In recognition of Dr. Schwab’s contributions, in December 2007, the Compensation Committee recommended, and the Board approved, a merit and promotion increase of 10.0% to Dr. Schwab’s 2007 base salary (to $404,250 in 2008). The salary increase for Dr. Schwab in 2008 took into account her promotion, effective January 1, 2008, to Executive Vice President and Chief Medical Officer and was based on the Compensation Committee’s assessment of the appropriate salary for an officer in Dr. Schwab’s position, taking into account practices at comparable companies.

In February 2009, the Compensation Committee recommended, and the Board approved, a cash bonus of $90,956 for Dr. Schwab’s performance in 2008. Dr. Schwab’s target bonus for 2008 was 45% of her base salary, and the actual bonus paid to Dr. Schwab represented approximately 22.5% of her base salary, consistent with the Compensation Committee’s determination that it would be appropriate to award a bonus to each of the Named Executive Officers in the amount of approximately 50% of his or her target bonus amount, as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above. In December 2008 and February 2009, the Compensation Committee recommended, and the Board approved, the grant to Dr. Schwab of stock options to acquire 50,000 and 25,000 shares of our common stock, respectively. The Compensation Committee maintained Dr. Schwab’s base salary and target bonus for 2009 at 2008 levels ($404,250 and 45%, respectively), as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above.

Ms. Simonton. In recognition of Ms. Simonton’s contributions, in December 2007, the Compensation Committee recommended, and the Board approved, an aggregate merit and promotion increase of 10.0% to Ms. Simonton’s 2007 base salary (to $372,128 in 2008). The salary increase for Ms. Simonton in 2008 took into account her promotion during the year to Executive Vice President and General Counsel and was based on the Compensation Committee’s assessment of the appropriate salary for an officer in Ms. Simonton’s position, taking into account practices at comparable companies.

In February 2009, the Compensation Committee recommended, and the Board approved, a cash bonus of $90,112 for Ms. Simonton’s performance in 2008. Ms. Simonton’s target bonus for 2008 was 45% of her base salary, and the actual bonus paid to Ms. Simonton represented approximately 50% of this amount, consistent with the Compensation Committee’s determination that it would be appropriate to award a bonus to each of the Named Executive Officers in the amount of approximately 50% of his or her target bonus amount, as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above. In December 2008 and February 2009, the Compensation Committee recommended, and the Board approved, the grant to Ms. Simonton of stock options to acquire 50,000 and 25,000 shares of our common stock, respectively. The Compensation Committee maintained Ms. Simonton’s base salary and target bonus for 2009 at 2008 levels ($372,128 and 45%, respectively), as discussed under the heading “—2008 and 2009 Compensation Decisions—General” above.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value provisions of Financial Accounting Standards Board Statement No. 123(R) (revised 2004), “Share-Based Payment” (or “FAS 123R”). Under FAS 123R, we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award. The Compensation Committee has determined to retain for the foreseeable future our stock option program as the sole component of its long-term compensation program, and, therefore, to record this expense on an ongoing basis according to FAS 123R. The Compensation Committee has considered, and may in the future consider, the grant of restricted stock to our executive officers in lieu of stock option grants.

Section 162(m) of the Internal Revenue Code of 1986 limits our deduction for federal income tax purposes to not more than $1.0 million of compensation paid to certain executive officers in a calendar year. Compensation above $1.0 million may be deducted if it is “performance-based compensation.” The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Conclusion

It is the opinion of the Compensation Committee that the aforementioned compensation policies and elements provide the necessary incentives to properly align our performance and the interests of our stockholders while maintaining progressive, balanced and competitive executive compensation practices that enable us to attract and retain the highest caliber of executives.

Summary of Compensation

The following table shows for the fiscal years ended January 2, 2009, December 28, 2007 and December 29, 2006 compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at January 2, 2009 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2008

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
George A. Scangos, Ph.D.,	2008	848,731	255,000	2,872,440	4,600	3,980,771
President and Chief	2007	794,135	477,000	2,531,952	2,599	3,805,686
Executive Officer	2006	750,000	400,000	2,510,117	4,750	3,664,867

Michael M. Morrissey, Ph.D.,	2008	483,612	121,157	1,051,938	4,600	1,661,308
President of Research	2007	439,802	220,286	933,428	4,609	1,598,125
and Development	2006	400,520	200,260	803,627	4,400	1,408,807

Frank L. Karbe,	2008	411,328	92,689	764,648	4,119	1,272,785
Executive Vice President	2007	376,018	173,250	816,342	54	1,365,664
and Chief Financial Officer	2006	345,030	155,264	676,836	—	1,177,130

Gisela M. Schwab, M.D.	2008	403,402	90,956	584,186	4,600	1,083,144
Executive Vice President	2007	367,164	128,625	307,090	4,500	807,379
and Chief Medical Officer (5)	2006	109,038	43,750	80,508	2,154	235,450

Pamela A. Simonton, J.D., LL.M.	2008	371,347	90,112	588,302	4,600	1,054,362
Executive Vice President	2007	337,989	118,404	511,712	4,601	972,706
and General Counsel	2006	322,189	144,985	482,416	57,029	1,006,619

(1)	The compensation reflected in the Summary Compensation Table for fiscal 2008, 2007 and 2006 reflects a 53-week period, a 52-week period and a 52-week period, respectively.
(2)	Bonuses for services rendered during the indicated fiscal years by the Named Executive Officers are included in the Bonus column. While we have established general guidelines related to bonus target amounts and the portion of each Named Executive Officer’s annual cash bonus that is tied to company-wide and division or department performance components, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each Named Executive Officer’s division or department contributed to the overall success of Exelixis. Accordingly, we do not consider these bonuses to be Non-Equity Incentive Plan Compensation.
(3)	Amounts shown in this column reflect the compensation costs recognized by us in the indicated fiscal years for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2009 filed with the SEC on March 10, 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. No stock options were forfeited by any of our Named Executive Officers during the indicated fiscal years. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the FAS 123R value shown in this column. Though not reflected in the Summary Compensation Table, in recognition of service provided to Exelixis during fiscal 2008, the Named Executive Officers set forth in the table above were granted stock option awards on February 26, 2009 in the following amounts: Dr. Scangos, 100,000 shares; Mr. Morrissey, 25,000 shares; Mr. Karbe, 25,000 shares, Ms. Schwab, 25,000 shares and Ms. Simonton, 25,000 shares.
(4)	Unless otherwise indicated, the amounts in this column consist of matching contributions made by us under our tax-qualified 401(k) Retirement Plan, which provides for broad-based employee participation, and the following employee recognition awards in 2007, which are generally available to all employees: Dr. Morrissey—$109; Mr. Karbe—$54; and Ms. Simonton—$101. In addition to Ms. Simonton receiving a matching contribution under our 401(k) Retirement Plan in 2006, we also forgave $52,629 in interest pursuant to the terms of a loan we entered into with Ms. Simonton in 2001.
(5)	Dr. Schwab joined Exelixis on September 1, 2006.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended January 2, 2009, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2008

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
George A. Scangos, Ph.D.	12/16/2008	12/3/2008	200,000	5.04	574,980
Michael M. Morrissey, Ph.D.	12/16/2008	12/3/2008	50,000	5.04	143,745
Frank L. Karbe	12/16/2008	12/3/2008	50,000	5.04	143,745
Gisela M. Schwab, M.D.	12/16/2008	12/3/2008	50,000	5.04	143,745
Pamela A. Simonton, J.D., LL.M.	12/16/2008	12/3/2008	50,000	5.04	143,745

(1)

Options were granted under our 2000 Equity Incentive Plan. The options expire 10 years from the date of grant or earlier upon termination of service. The options vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change-In-Control” below.

(2)	Amounts shown in this column reflect the full grant date fair value of the option awards granted in 2008 to each Named Executive Officer as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2009 filed with the SEC on March 10, 2009.

Compensation Arrangements

Change in Control and Severance Benefit Plan. Each of our Named Executive Officers is participant in our Change in Control and Severance Benefit Plan, a description of which is included below under the heading “—Potential Payments Upon Termination or Change in Control.” The Change in Control and Severance Benefit Plan supersedes all severance and stock option vesting acceleration arrangements between Exelixis and the Named Executive Officers, including all such arrangements originally provided for under their respective offer letters or employment agreement.

Annual Cash Bonuses. Each year the Compensation Committee considers payment of annual cash bonuses to Named Executive Officers for services rendered in the past year. While we have established general guidelines related to bonus target amounts and the portion of each Named Executive Officer’s annual cash bonus that is tied to company-wide and division or department performance components, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses and does not attempt to quantify the level of achievement of corporate goals or the extent to which each Named Executive Officer’s division or department contributed to the overall success of Exelixis. Accordingly, we do not consider these bonuses to be “Non-Equity Incentive Plan Compensation” within the meaning of SEC rules. The bonus targets for the year ended January 2, 2009 were $510,000 for Dr. Scangos, $242,315 for Dr. Morrissey, $185,378 for Mr. Karbe, $181,912 for Dr. Schwab and $167,458 for Ms. Simonton. Whether or not a bonus is paid for any year is within the discretion of the Board. The actual bonus awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of our company-wide objectives. In awarding bonuses, the

Compensation Committee also reviews total cash compensation (base salary and bonus) awarded to similarly situated executive officers at our peer companies. The actual cash bonus award earned for the year ended January 2, 2009 for each Named Executive Officer is set forth in the Summary Compensation Table above. For a description of the payment of bonuses to Named Executive Officers under our compensation program, see “Compensation Discussion and Analysis” above.

Option Awards. Our 2000 Equity Incentive Plan provides for the grant of compensatory stock options to our Named Executive Officers and other employees. A description of the material terms of our 2000 Equity Incentive Plan can be found under the heading, “Proposal 4—Approval of the Amendment and Restatement of the Exelixis, Inc. 2000 Equity Incentive Plan.” For more information regarding grants of stock options to our Named Executive Officers, please see “Compensation Discussion and Analysis” above.

Other Compensatory Arrangements. Please see “Compensation Discussion and Analysis—Elements of Compensation—Other Benefits” above for a description of other executive compensatory arrangements, including our 401(k) Retirement Plan and other benefits.

Outstanding Equity Awards at Fiscal Year–End

The following table shows for the fiscal year ended January 2, 2009 certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers. None of our Named Executive Officers exercised options during the fiscal year ended January 2, 2009.

Outstanding Equity Awards at January 2, 2009

	Grant Date	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date
Name		Exercisable	Unexercisable
George A. Scangos, Ph.D.	12/06/2000	250,000	—		18.81	01/14/2011
	12/03/2001	350,000	—		15.43	12/02/2011
	01/29/2003	400,000	—		6.45	01/28/2013
	12/10/2003	200,000	—		6.15	12/09/2013
	12/13/2004	350,000	—		8.92	12/12/2014
	12/12/2005	749,999	250,001	(2)	8.90	12/11/2015
	12/08/2006	200,000	200,000	(3)	8.99	12/07/2016
	12/06/2007	100,000	300,000	(4)	9.91	12/05/2017
	12/16/2008	—	200,000	(5)	5.04	12/15/2018
Michael M. Morrissey, Ph.D.	12/06/2000	20,000	—		18.81	1/14/2011
	12/03/2001	50,000	—		15.43	12/2/2011
	01/29/2003	85,000	—		6.45	1/28/2013
	12/10/2003	150,000	—		6.15	12/9/2013
	12/13/2004	100,000	—		8.92	12/12/2014
	12/12/2005	225,000	75,000	(2)	8.90	12/11/2015
	12/08/2006	100,000	100,000	(3)	8.99	12/7/2016
	12/06/2007	50,000	150,000	(4)	9.91	12/05/2017
	12/16/2008	—	50,000	(5)	5.04	12/15/2018
Frank L. Karbe	02/15/2004	200,000	—		8.00	02/14/2014
	02/24/2004	25,000	—		8.18	02/23/2014
	12/13/2004	85,000	—		8.92	12/12/2014
	12/12/2005	150,000	50,000	(2)	8.90	12/11/2015
	12/08/2006	50,000	50,000	(3)	8.99	12/07/2016
	07/09/2007	21,250	38,750	(6)	11.93	07/08/2017
	12/06/2007	25,000	75,000	(4)	9.91	12/05/2017
	12/16/2008	—	50,000	(5)	5.04	12/15/2018
Gisela M. Schwab, M.D.	09/01/2006	102,083	72,917	(7)	9.73	8/31/2016
	12/08/2006	22,000	22,000	(3)	8.99	12/07/2016
	12/06/2007	50,000	150,000	(4)	9.91	12/05/2017
	12/16/2008	—	50,000	(5)	5.04	12/15/2018
Pamela A. Simonton, J.D., LL.M.	04/03/2000	87,500	—		11.00	04/02/2010
	12/06/2000	10,000	—		18.81	12/05/2010
	12/03/2001	35,000	—		15.43	12/02/2011
	01/29/2003	11,459	—		6.45	01/28/2013
	12/10/2003	22,917	—		6.15	12/09/2013
	12/13/2004	70,000	—		8.92	12/12/2014
	12/12/2005	150,000	50,000	(2)	8.90	12/11/2015
	12/08/2006	37,500	37,500	(3)	8.99	12/07/2016
	12/06/2007	25,000	75,000	(4)	9.91	12/05/2017
	12/16/2008	—	50,000	(5)	5.04	12/15/2018

(1)

Options were granted under our 2000 Equity Incentive Plan. The options expire 10 years from the date of grant or earlier upon termination of service. The options vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(2)

Options vest as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date with a final vesting date of December 12, 2009 (assuming that such options are not accelerated).

(3)

Options vest as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date with a final vesting date of December 8, 2010 (assuming that such options are not accelerated).

(4)

Options vest as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date with a final vesting date of December 6, 2011 (assuming that such options are not accelerated).

(5)

Options vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date with a final vesting date of December 16, 2012 (assuming that such options are not accelerated).

(6)

Options vest as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date with a final vesting date of July 9, 2011 (assuming that such options are not accelerated).

(7)

Options vest as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date with a final vesting date of September 1, 2010 (assuming that such options are not accelerated).

Potential Payments Upon Termination or Change in Control

In December 2005, the Board, upon recommendation of the Compensation Committee, adopted a Change in Control and Severance Benefit Plan that provides for certain severance benefits to our officers in connection with specified termination events. Eligible plan participants may include any employee having a rank of vice president or above, which includes the Named Executive Officers. We amended our Change in Control and Severance Plan in December 2008 to bring the plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

If a Named Executive Officer’s employment terminates due to an involuntary termination without cause or a constructive termination during a period starting one month prior to and ending 13 months following a change in control, then the Named Executive Officer would be entitled to the following benefits under the plan:

•

a cash payment paid in installments pursuant to our regularly scheduled payroll periods equal to the sum of the Named Executive Officer’s base salary and target bonus for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer;

•

the vesting of up to all of the Named Executive Officer’s options will accelerate in full and the exercise period of such options will be extended to the later of (i) twelve months after the change in control and (ii) the post-termination exercise period provided for in the applicable option agreement; the plan also provides that any reacquisition or repurchase rights held by us in respect of common stock issued or issuable pursuant to any stock awards granted under our 2000 Equity Incentive Plan will lapse;

•

payment of COBRA premiums for any health, dental or vision plan sponsored by Exelixis for a period of up to (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer; and

•

payment of outplacement services for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer), subject to a $30,000 limit and (ii) 24 months for the Chief Executive Officer, subject to a $50,000 limit.

The payments and benefits described above are subject to certain reductions and offsets if, for example, the Named Executive Officer received other severance benefits from us pursuant to a written employment agreement. In addition, if any of the severance benefits payable under the plan would constitute a “parachute payment” subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a Named Executive Officer may receive a reduced amount of the affected severance benefits (the plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Internal Revenue Code). No Named Executive Officer would receive benefits under the plan if (i) the Named Executive Officer has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the Named Executive Officer voluntarily terminates employment with us to accept employment with another entity that is controlled by us or is otherwise affiliated with us or (iii) the Named Executive Officer does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, as a general matter, in order to be eligible to receive benefits under the plan and if requested by Exelixis, a Named Executive Officer must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

If the employment of any Named Executive Officer, including the Chief Executive Officer, terminates due to (x) a termination without cause more than one month before a change in control or (y) a termination without cause or a constructive termination more than 13 months following a change in control, then the Named Executive Officer would be entitled to receive a cash severance benefit under the plan equal to six months of base salary paid in installments pursuant to our regularly scheduled payroll periods. In such circumstances, we would also pay for a period of up to six months the Named Executive Officer’s COBRA premiums for any health, dental or vision plan that we sponsored and that the Named Executive Officer is enrolled in.

Pursuant to our 2000 Equity Incentive Plan, in the event of an asset sale, merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but our common stock is converted by virtue of the merger into other property, then any surviving or acquiring corporation may assume outstanding stock awards or substitute similar stock awards for those under the plan. If any surviving or acquiring corporation refuses to assume such outstanding stock awards or substitute similar stock awards, stock awards held by participants whose service has not terminated will be accelerated in full. In addition, if any person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, then stock awards held by participants whose service has not terminated will be accelerated in full.

The following table sets forth the potential severance payments and benefits under our Change in Control and Severance Benefit Plan to which the Named Executive Officers would be entitled in connection with specified termination events, as if such Named Executive Officers’ employment terminated as of January 2, 2009, the last business day of our last fiscal year. In addition, the table sets forth the amounts to which the Named Executive Officers would be entitled under our 2000 Equity Incentive Plan either (i) in connection with a change in control transaction in which the successor corporation did not assume or substitute outstanding stock awards, or (ii) an entity or group acquired more than 50% of our combined voting power, in each case, as of January 2, 2009. There are no other agreements, arrangements or plans that entitle any Named Executive Officers to severance, perquisites or other enhanced benefits upon termination of employment.

Potential Payments Upon Termination or Change in Control Table

	Benefit	Change in Control and Severance Benefit Plan		2000 Equity Incentive Plan
Name		Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control(1)	Involuntary Termination Without Cause Before Change in Control or Termination Without Cause or Constructive Termination Following a Change in Control(2)	Certain Change of Control Transactions without Termination(3)
George A. Scangos, Ph.D.	Base Salary	$1,700,000	$424,366	—
	Bonus	1,020,000	—	—
	Vesting Acceleration(4)	36,000	—	$36,000
	COBRA Payments	23,974	5,994	—
	Outplacement Services	50,000	—	—

Benefit Total		2,829,974	430,360	36,000

Michael M. Morrissey, Ph.D.	Base Salary	725,418	241,806	—
	Bonus	363,472	—	—
	Vesting Acceleration(4)	9,000	—	9,000
	COBRA Payments	27,764	9,255	—
	Outplacement Services	30,000	—	—

Benefit Total		1,155,654	251,061	9,000

Frank L. Karbe	Base Salary	616,992	205,664	—
	Bonus	278,066	—	—
	Vesting Acceleration(4)	9,000	—	9,000
	COBRA Payments	8,882	2,961	—
	Outplacement Services	30,000	—	—

Benefit Total		942,940	208,625	9,000

Gisela M. Schwab, M.D.	Base Salary	605,103	201,701	—
	Bonus	272,869	—	—
	Vesting Acceleration(4)	9,000	—	9,000
	COBRA Payments	17,981	5,994	—
	Outplacement Services	30,000	—	—

Benefit Total		934,953	207,695	9,000

Pamela A. Simonton, J.D., LL.M.	Base Salary	557,021	185,674	—
	Bonus	251,186	—	—
	Vesting Acceleration(4)	9,000	—	9,000
	COBRA Payments	8,882	2,961	—
	Outplacement Services	30,000	—	—

Benefit Total		856,089	188,635	9,000

(1)	These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause or constructive termination occurred during a period starting one month prior to and ending 13 months following the change in control.
(2)	These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause occurred more than one month before the change in control or if the termination without cause or a constructive termination occurred more than 13 months following the change in control.
(3)	These benefits would be payable under the 2000 Equity Incentive Plan if either (i) a successor corporation does not assume outstanding stock awards in a change of control transaction or (ii) a person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, and, in each case, the Named Executive Officers do not terminate employment in connection with such a transaction or event.
(4)	Assumes that the triggering event occurred on January 2, 2009, the last business day of our last fiscal year, when the closing sale price per share of our common stock was $5.22. The amount of the vesting acceleration is determined by aggregating for all accelerated options the amount equal to (i) the excess of $5.22 over the relevant exercise price of the option, multiplied by (ii) the number of shares underlying unvested options at such exercise price as of January 2, 2009. There can be no assurance that a similar triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at a time when our closing sale price is different.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indemnification Agreements

As permitted by Delaware law, our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by Exelixis, arising out of such person’s services as a director or executive officer with respect to Exelixis, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Policies and Procedures with Respect to Related Party Transactions

The Board recognizes that related person transactions can present a heightened risk of potential or actual conflicts of interests. In December 2006, the Board adopted a Statement of Policy with respect to transactions entered into with related persons. Under this policy, the Audit Committee has been tasked with responsibility to review and approve related party transactions. The policy provides that management shall present related party transactions to the Audit Committee for approval. The policy does not prevent management from entering into any related party transaction without prior approval of the Audit Committee, so long as such related party transaction is thereafter presented to the Audit Committee for ratification. If ratification is not forthcoming, then management shall make all reasonable efforts to cancel or annul such transaction.

Under the policy, a “related person” includes: any senior officer (including each executive officer or officer subject to Section 16 of the Securities Exchange Act of 1934, as amended) or director of Exelixis; a person who is an immediate family member of a senior officer, director or director nominee; a security holder who is known to own of record or beneficially more than 5% percent of any class of our securities; a person who is an immediate family member of such security holder; or an entity which is owned or controlled by one of the aforementioned persons, or an entity in which one of the aforementioned persons has a substantial ownership interest in or control over of such entity.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Exelixis. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 2, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: Lupe Rivera, an executive officer, did not timely file a Form 4 relating to the sale of 2,213 shares of our Common Stock held in our 401(k) Retirement Plan on March 17, 2008 in connection with a reallocation of her investments in our 401(k) Retirement Plan. Ms. Rivera subsequently filed a Form 4 reporting the transaction on March 28, 2008.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Investor Relations, Exelixis, Inc., 249 East Grand Avenue, P.O. Box 511, South San Francisco, California 94083-0511 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2009, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 249 East Grand Avenue, P.O. Box 511, South San Francisco, California 94083-0511.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ JAMES B. BUCHER

JAMES B. BUCHER
Secretary

April     , 2009

APPENDIX A

Exelixis, Inc.

2000 Employee Stock Purchase Plan

Adopted by Board of Directors: January 27, 2000

Approved by Stockholders: March 15, 2000

Amended by Board of Directors: January 28, 2005

Amendment Approved by Stockholders: April 22, 2005

Amended by Board of Directors: [                    ], 2009

Amendment Approved by Stockholders: [                    ], 2009

Termination Date: None

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Exelixis, Inc., a Delaware corporation.

(f) “Director” means a member of the Board.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

(h) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(i) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(m) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(n) “Offering Date” means a date selected by the Board for an Offering to commence.

(o) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(p) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(q) “Plan” means this 2000 Employee Stock Purchase Plan.

(r) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(s) “Right” means an option to purchase Shares granted pursuant to the Plan.

(t) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(u) “Securities Act” means the United States Securities Act of 1933, as amended.

(v) “Share” means a share of the common stock of the Company.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate 8,650,000 Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company or, as the Board may designated as provided in subsection 3(b), to Employees of an Affiliate.

(i) Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require in the Offering, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(ii) The Board may provide in an Offering that Employees whose customary employment is twenty (20) hours or less per week shall not be eligible to participate.

(iii) The Board may provide in an Offering that Employees whose customary employment is for not more than five (5) months in any calendar year shall not be eligible to participate.

(iv) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the

Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subsection 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume Rights outstanding under the Plan or shall substitute similar rights (including a right to acquire the same consideration paid to Stockholders in the transaction described in this subsection 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Rights or to substitute similar rights for those outstanding under the Plan, then, as determined by the Board in its sole discretion such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the Offering) may be used to purchase Shares immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.

APPENDIX B

EXELIXIS, INC.

2000 EQUITY INCENTIVE PLAN

Adopted January 27, 2000

Approved By Stockholders March 15, 2000

Amended and Restated December 8, 2006

Amended and Restated [            ], 2009

Approved By Stockholders [            ], 2009

Termination Date: January 26, 2013

1.	PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, with respect to the involuntary termination of the Continuous Service of a Participant, misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company or an Affiliate; (iii) conduct that, based upon a good faith and reasonable factual investigation and determination by the Company, demonstrates gross unfitness to serve; or (iv) intentional, material violation of any agreement with the Company, or of any statutory duty to the Company, that is not corrected within thirty (30) days after written notice thereof. Physical or mental disability shall not constitute “Cause.” For purposes of this definition, “Company” shall include an Affiliate of the Company and a successor to the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Exelixis, Inc., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the

Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(i) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. If the entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(j) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the day of determination, then the Fair Market Value shall be the closing sales price on the last preceding day for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p) “Good Reason” means, with respect to the voluntary termination of the Continuous Service of a Participant in connection with a Change in Control, (i) reduction of such person’s rate of compensation as in effect immediately prior to the Change in Control by greater than ten percent (10%), except to the extent the compensation of other similarly situated persons are accordingly reduced, (ii) failure to provide a package of welfare benefit plans that, taken as a whole, provide substantially similar benefits to those in which such person is entitled to participate immediately prior to the Change in Control (except that such person’s contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company that would adversely affect such person’s participation or reduce such person’s benefits under any of such plans, (iii) a change in such person’s responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after notice thereof is given by such person, (iv) a request that such person relocate to a worksite that is more than fifty (50) miles from such person’s prior worksite, unless such person accepts such relocation opportunity, (v) a material reduction in duties, (vi) a failure or refusal of any successor company to assume the obligations of the Company under an agreement with such person or (vii) a material breach by the Company of any of the material provisions of an agreement with such person. For purposes of this definition, “Company” shall include an Affiliate of the Company and a successor to the Company.

(q) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s) “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(x) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section162(m) of the Code.

(y) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(z) “Plan” means this Exelixis, Inc. 2000 Equity Incentive Plan.

(aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(dd) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; provided, however, that the exercisability or vesting of any Stock Award may only be accelerated in the event of death, Disability, retirement (as such term may be defined in the Participant’s Stock Award Agreement or in another applicable agreement) or change in control (as specified in subsection 11(c) or 11(d)) (the “Vesting Acceleration Requirements”). Notwithstanding the foregoing, Stock Awards granted after the annual meeting of stockholders held in 2009 that do not meet the Vesting Acceleration Requirements shall be limited to 10% of the total number of shares reserved for issuance under the Plan. For purposes of clarification, the Vesting Acceleration Requirements shall only apply to Stock Awards that are granted after the annual meeting of stockholders held in 2009 and Stock Awards for which the vesting is accelerated after the annual meeting of stockholders held in 2009 (other than Stock Awards for which the vesting is accelerated pursuant to arrangements entered into before the annual meeting of stockholders held in 2009).

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan; provided, however, that all Stock Awards granted to “non-employee directors” as defined in Rule 16b-3 under the Exchange Act must be granted by a committee comprised solely of “outside directors” as defined in Section 162(m) of the Code.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(iii) Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (a) designate Officers and Employees of the Company or any of its subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (b) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to subsection 2(o)(iii) above.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options under the Plan, or (ii) cancel any outstanding Options that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of subsection 4(b) relating to reversion of shares of Common Stock to the share reserve and the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 43,161,277 shares of Common Stock; provided that the aggregate number of shares that are available for Incentive Stock Options shall not exceed thirty million (30,000,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If the Company repurchases any unvested shares of Common Stock acquired under the Plan, the repurchased shares of Common Stock shall revert to and again become available for issuance under the Plan for all Stock Awards other than

Incentive Stock Options. Notwithstanding the foregoing, those shares of Common Stock issuable pursuant to Options that are surrendered as part of the option exchange program that the Company proposes to implement subject to obtaining stockholder approval at an annual meeting of stockholders of the Company held in 2009 shall not increase the share reserve of this Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) Shares of Common Stock during any calendar year.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (a) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (b) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option granted shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. A Nonstatutory Stock Option may be granted with an exercise price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in subsection 10(g), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in subsection 10(g) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(m) Re-Load Options.

(i) Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes).

(ii) Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the

Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

(iii) Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Subject to the “Repurchase Limitation” in subsection 10(g), shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(g), in the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii) Vesting. Subject to the “Repurchase Limitation” in subsection 10(g), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(g), in the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock Certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to subsection 4(a), (iii) the maximum number of securities that may be awarded to any person pursuant to subsection 5(c), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.)

(b) Change in Control—Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards and any shares of Common Stock acquired under such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(d) Change in Control—Securities Acquisition. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors and provided that such acquisition is not a result of, and does not constitute a transaction described in, subsection 11(c) hereof, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards and any shares of Common Stock acquired under such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full.

(e) Change in Control—Termination of Continuous Service.

(i) In the event of a change in control as specified in subsection 11(c) or 11(d) (collectively, a “Change in Control”) and the Continuous Service of a Participant is either involuntarily terminated without Cause or is voluntarily terminated for Good Reason within one (1) month before or thirteen (13) months after the Change in Control, then the vesting of such Participant’s Stock Award and any shares of Common Stock acquired under such Stock Award (and, if applicable, the time during which such Stock Award may be exercised) shall be accelerated by one (1) year.

(ii) The Company or an Affiliate may not terminate the Continuous Service of a Participant for Cause unless and until there shall have been delivered to such person a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to such person and an opportunity for such person, together with such person’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, such person was guilty of the conduct constituting “Cause” and specifying the particulars thereof in detail.

(iii) Any purported voluntary termination of the Continuous Service of a Participant for Good Reason shall be communicated by a notice of termination to the Company and shall state the specific termination provisions relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

(iv) If any benefit received or to be received by such person pursuant to the acceleration of the vesting and/or exercisability of an Award would constitute an “excess parachute payment” subject to excise tax under Section 4999 of the Code (the “Excise Tax”), the amount or benefit to be received by such person shall be reduced if such reduction, taking into account all applicable federal, state and local income and employment taxes and the Excise Tax, results in a greater after-tax benefit for such person. The determination by the Company’s independent auditors of any required reduction pursuant hereto shall be conclusive and binding upon such person.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements. For purposes of clarification, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Stock Awards available for issuance under the Plan.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 26, 2013. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon adoption by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

EXELIXIS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2009

The undersigned hereby appoints George A. Scangos, Frank L. Karbe and James B. Bucher, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exelixis, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Exelixis, Inc. to be held at the offices of Exelixis, Inc. at 210 East Grand Avenue, South San Francisco, CA 94083-0511 on Wednesday, May 13, 2009 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND A VOTE “FOR” PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5.

Please mark your votes as indicated in this example	☒

PROPOSAL 1. ELECTION OF DIRECTORS		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Nominees:
01 02 03	Charles Cohen, Ph.D. George Poste, D.V.M., Ph.D. Jack L. Wyszomierski	☐	☐	☐	PROPOSAL 2.	To ratify the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 1, 2010.	☐	☐	☐

					PROPOSAL 3.	To approve an amendment to the Exelixis, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the 2000 Employee Stock Purchase Plan by 5,000,000 shares.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					PROPOSAL 4.	To approve the amendment and restatement of the Exelixis, Inc. 2000 Equity Incentive Plan.	☐	☐	☐
* Exceptions

					PROPOSAL 5.	To approve a proposed exchange of certain outstanding stock options for a reduced number of replacement stock options to be granted under the 2000 Equity Incentive Plan with an exercise price equal to the fair market value of Exelixis common stock at the time of the exchange.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 12, 2009, the day prior to the day of the annual meeting.

INTERNET
http://www.proxyvoting.com/exel
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site .
EXELIXIS, INC.	OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/exel

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